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                                                                    Exhibit 99.2


                                                                 Execution Copy


                            ASSET PURCHASE AGREEMENT

                                 By and Between

                      National Alarm Computer Center, Inc.

                                       and

                      Integrated Alarm Services Group, Inc.


                           Dated as of October 1, 2004


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                                TABLE OF CONTENTS


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ARTICLE 1. SALE AND PURCHASE OF ASSETS............................................................................1

         1.1      PURCHASED ASSETS................................................................................1
         1.2      ASSIGNMENT......................................................................................3
         1.3      EXCLUDED ASSETS.................................................................................4
         1.4      CO-LENDER LOAN..................................................................................5

ARTICLE 2. PURCHASE PRICE; ADJUSTMENT.............................................................................5

         2.1      PURCHASE PRICE..................................................................................5
         2.2      PAYMENT.........................................................................................5
         2.3      THE ADJUSTMENTS.................................................................................6
         2.4      PROVISIONAL ADJUSTMENT..........................................................................6
         2.5      FINAL ADJUSTMENT................................................................................7
         2.6      DETERMINATION OF LOAN BALANCES AND WORKING CAPITAL BASELINE VALUES..............................8
         2.7      TRANSFER TAXES..................................................................................8

ARTICLE 3. ASSUMPTION OF LIABILITIES AND OBLIGATIONS BY PURCHASER.................................................9

         3.1      ASSUMED LIABILITIES.............................................................................9
         3.2      EXCLUDED LIABILITIES............................................................................9
         3.3      NONASSIGNABLE CONTRACTS AND AUTHORIZATIONS.....................................................10

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF SELLER..............................................................11

         4.1      ORGANIZATION AND STANDING......................................................................11
         4.2      NO CONFLICT....................................................................................11
         4.3      FINANCIAL STATEMENTS...........................................................................11
         4.4      LITIGATION.....................................................................................12
         4.5      LICENSES AND PERMITS; COMPLIANCE WITH LAWS.....................................................12
         4.6      TAXES..........................................................................................12
         4.7      ABSENCE OF CERTAIN CHANGES.....................................................................13
         4.8      REAL PROPERTY..................................................................................15
         4.9      CONTRACTS AND COMMITMENTS......................................................................15
         4.10     INTELLECTUAL PROPERTY..........................................................................17
         4.11     NO CONSENT REQUIREMENTS........................................................................17
         4.12     AUTHORIZATION..................................................................................18
         4.13     PERSONAL PROPERTY..............................................................................18
         4.14     ENVIRONMENTAL MATTERS..........................................................................18
         4.15     LABOR RELATIONS................................................................................19
         4.16     CONDITION AND EXTENT OF PROPERTY...............................................................19
         4.17     COMPENSATION AND OTHER BENEFITS................................................................20
         4.18     INTENTIONALLY DELETED..........................................................................20
         4.19     RELATED PARTY TRANSACTIONS.....................................................................20
         4.20     PAYABLES.......................................................................................20
         4.21     ACCOUNTS RECEIVABLE............................................................................20
         4.22     [INTENTIONALLY OMITTED]........................................................................20
         4.23     OTHER BUSINESSES...............................................................................20
         4.24     [INTENTIONALLY OMITTED]........................................................................20
         4.25     DISCLOSURES AND MATERIAL FACTS.................................................................21
         4.26     BROKERS; FINDERS...............................................................................21
         4.27     NO OTHER REPRESENTATION AND WARRANTIES.........................................................21

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF PURCHASER...........................................................21

         5.1      ORGANIZATION AND STANDING......................................................................21
         5.2      AUTHORIZATION..................................................................................21

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                                TABLE OF CONTENTS
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         5.3      NO CONFLICT....................................................................................22
         5.4      BROKERS, FINDERS...............................................................................22
         5.5      CONSENT REQUIREMENTS...........................................................................22
         5.6      NO RELIANCE....................................................................................22

ARTICLE 6. COVENANTS AND AGREEMENTS..............................................................................23

         6.1      SELLER'S EMPLOYEES.............................................................................23
         6.2      REASONABLE BEST EFFORTS TO CLOSE...............................................................23
         6.3      PRESS RELEASE; DISCLOSURES.....................................................................24
         6.4      BOOKS AND RECORDS AND INFORMATION..............................................................24
         6.5      TAX MATTERS....................................................................................25
         6.6      SELLER'S TRADENAME AND TRADEMARKS..............................................................26
         6.7      NON-COMPETITION................................................................................27
         6.8      TELECOMMUNICATIONS.............................................................................27
         6.9      PUT RIGHT......................................................................................27
         6.10     HSR ACT FILINGS................................................................................28
         6.11     OBSERVATION RIGHTS.............................................................................28

ARTICLE 7. CONDUCT OF BUSINESS PENDING CLOSING...................................................................29

         7.1      PRESERVATION OF BUSINESS.......................................................................29
         7.2      PRESERVATION OF CORPORATE STATUS...............................................................29
         7.3      RESTRICTIONS ON COMPENSATION AND BENEFITS; TERMS OF EMPLOYMENT.................................29
         7.4      NO MODIFICATIONS OF OR NEW CONTRACTS AND COMMITMENTS...........................................29
         7.5      NO NEW LIENS...................................................................................30
         7.6      NO MATERIAL CAPITAL OR OTHER TRANSACTIONS......................................................30
         7.7      NO MATERIAL CHANGE TO INVENTORY................................................................30
         7.8      TAXES, TAX RETURNS, MAINTENANCE AND BUSINESS INSURANCE.........................................30
         7.9      COOPERATION WITH PURCHASER'S DUE DILIGENCE.....................................................30
         7.10     GOOD STANDING CERTIFICATES.....................................................................31
         7.11     MAINTENANCE OF SELLER'S REPRESENTATIONS AND WARRANTIES.........................................31
         7.12     INTENTIONALLY DELETED..........................................................................31
         7.13     NOTIFICATION OF CERTAIN MATTERS................................................................31

ARTICLE 8. CLOSING DATE; CONDITIONS AND TRANSACTIONS.............................................................32

         8.1      CLOSING DATE AND PLACE.........................................................................32
         8.2      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER...........................................32
         8.3      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER..............................................33
         8.4      DELIVERIES BY SELLER...........................................................................34
         8.5      DELIVERIES BY PURCHASER........................................................................35

ARTICLE 9. TERMINATION...........................................................................................35

         9.1      TERMINATION OF THIS AGREEMENT..................................................................35

ARTICLE 10. INDEMNIFICATION......................................................................................36

         10.1     INDEMNIFICATION BY SELLER......................................................................36
         10.2     INDEMNIFICATION BY PURCHASER...................................................................37
         10.3     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; DEDUCTIBLE.........................................37
         10.4     INDEMNIFICATION PROCEDURE......................................................................38
         10.5     NOTICE AND OPPORTUNITY TO DEFEND...............................................................39
         10.6     REDUCTION FOR INSURANCE AND OTHER CLAIMS.......................................................40
         10.7     LIMITATIONS OF REMEDIES........................................................................41
         10.8     SPECIAL PROVISIONS FOR ALARM CONTRACTS.........................................................41
         10.9     SPECIAL PROVISIONS REGARDING CO-LENDER OBLIGOR ACCOUNTS........................................41

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                                TABLE OF CONTENTS
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ARTICLE 11. MISCELLANEOUS........................................................................................43

         11.1     EXPENSES.......................................................................................43
         11.2     NOTICES........................................................................................43
         11.3     ENTIRE AGREEMENT...............................................................................45
         11.4     NO STRICT CONSTRUCTION.........................................................................45
         11.5     HEADINGS; CERTAIN INTERPRETATIONS..............................................................45
         11.6     BINDING EFFECT; SUCCESSORS; ASSIGNMENT.........................................................45
         11.7     GOVERNING LAW..................................................................................46
         11.8     WAIVER OF JURY TRIAL...........................................................................46
         11.9     BREACH.........................................................................................46
         11.10    FAILURE TO CLOSE...............................................................................46
         11.11    NO THIRD PARTY RIGHTS..........................................................................47
         11.12    WAIVER OF BULK SALES LAWS......................................................................47
         11.13    AMENDMENT; WAIVER..............................................................................47
         11.14    SEVERABILITY...................................................................................47
         11.15    INCORPORATION OF SCHEDULES AND EXHIBITS........................................................47
         11.16    FURTHER ASSURANCES.............................................................................47
         11.17    NON-CONFIDENTIALITY............................................................................48
         11.18    COUNTERPARTS; FACSIMILE SIGNATURES.............................................................48

ARTICLE 12. DEFINED TERMS........................................................................................48

         12.1     DEFINITIONS....................................................................................48
         12.2     OTHER DEFINITIONS..............................................................................50

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                                    EXHIBITS

EXHIBIT A.........         SELLER'S PRE-CLOSING ESTIMATES
EXHIBIT B.........         DETERMINATION OF NET WORKING CAPITAL
EXHIBIT C.........         NON-COMPETITION AGREEMENT
EXHIBIT D.........         BILL OF SALE
EXHIBIT E.........         ASSIGNMENT OF LOANS
EXHIBIT F.........         GUARANTY
EXHIBIT G.........         OPINION OF COUNSEL TO SELLER


                                    SCHEDULES

1.1(e)                     ASSUMED ALARM CONTRACTS
1.1(f)                     ASSUMED LOANS
1.2(a)                     LICENSES AND PERMITS
1.2(b)                     PERSONAL PROPERTY LEASES
1.2(c)                     REAL PROPERTY LEASE
1.2(d)                     TELECOMMUNICATIONS FACILITIES
1.2(e)                     ASSIGNED SUPPLY CONTRACTS
1.2(f)                     UNFILLED PURCHASE ORDERS
1.2(I)                     ACCOUNT CONTRACTS
1.3(d)                     EXCLUDED CONTRACTS
1.3(h)                     AFFILIATE ACCOUNTS RECEIVABLE
1.3(l)                     OTHER EXCLUDED ASSETS
2.5                        ACCOUNTING PROCEDURES (OPTIONAL)
2.6.2                      NET WORKING CAPITAL STATEMENT
4.1                        EXCEPTIONS - QUALIFICATIONS
4.2                        NO CONFLICT
4.3                        FINANCIAL STATEMENTS


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                                TABLE OF CONTENTS
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4.4                        LITIGATION
4.5(a)                     EXCEPTIONS - LICENSES AND PERMITS
4.5(b)                     EXCEPTIONS - COMPLIANCE WITH LAW
4.6(b)                     TAX MATTERS
4.7                        ABSENCE OF CERTAIN CHANGES
4.8(b)                     EXCEPTIONS - REAL PROPERTY COMPLIANCE
4.9(a)                     MATERIAL CONTRACTS
4.10                       INTELLECTUAL PROPERTY
4.11                       NO CONSENT REQUIREMENTS
4.13                       PERSONAL PROPERTY
4.14                       ENVIRONMENTAL COMPLIANCE
4.15                       LABOR MATTERS
6.1                        NON-HIRED SELLER EMPLOYEES

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of the 1st day of October, 2004 (the "Agreement Date"), by and between National Alarm Computer Center, Inc. , a California corporation ("Seller"), and Integrated Alarm Services Group, Inc., a Delaware corporation ("Purchaser").

                              W I T N E S S E T H:

         WHEREAS, Seller is engaged in (i) providing monitoring and related services to alarm and security system dealers on a wholesale basis and to individual customers on a retail basis, and (ii) the funding of alarm and security system dealers through a dealer loan program (as so conducted by Seller, collectively the "Business");

         WHEREAS, Seller wishes to sell and transfer to Purchaser the Business, including substantially all its assets and properties pursuant to and in accordance with the terms and conditions of this Agreement; and

         WHEREAS, Purchaser wishes to acquire the assets, properties and business Seller and of the Business, and to assume certain liabilities of Seller relating to the Business, pursuant to and in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereby agree as follows:

                     ARTICLE 1. SALE AND PURCHASE OF ASSETS

         1.1 PURCHASED ASSETS.

         Subject to the terms, conditions and exclusions set forth in this Agreement, Seller will sell, convey, transfer and assign to Purchaser, free and clear of all Liens (other than Permitted Liens), and Purchaser will purchase, acquire and accept from Seller, all of Seller's right, title and interest in and to all of the assets properties, rights and business of Seller and the Business, other than the Excluded Assets (collectively, the "Purchased Assets"), as the same shall exist on the Closing Date, including all of the Assigned Rights and also including the following:

         (a) all patents, trademarks (whether registered or unregistered), service marks, trade names, service names, brand names, Internet domain names, logos, copyrights and any applications therefor, and any other intangible property rights, including proprietary know-how, product and technology licenses and license applications, inventions, discoveries and improvements, trade secrets, product drawings, specifications, designs and other proprietary and/or confidential information (collectively, "Intellectual Property") owned by Seller and all of the goodwill associated with the foregoing;

         (b) all inventories, including finished goods, work-in-progress, supplies and other materials (collectively, the "Inventory");

         (c) all business records, books, price sheets, plans, designs, schematic drawings, engineering data, and the like owned by Seller and used in the conduct of the Business, including customer files, correspondence with customers and account histories, sales literature and promotional or other material pertaining to goods or services offered by the Business, material relating to the purchase of materials, supplies and services, research and commercial data, credit information, catalogs, brochures and training and other manuals (collectively, the "Books and Records") other than Excluded Records;

         (d) without limiting Section 1.1(a) above, all of Seller's rights to and under its names "National Alarm Computer Center," "NACC," "Security Maintenance Services and "Alarm Funding," ("Seller's Names");

         (e) all of Seller's retail monitoring agreements ("Retail Contracts") for end users that own or lease the premises where monitoring services are rendered, and all of its wholesale dealer agreements ("Dealer Contracts") for central station monitoring services, each of which Dealer Contracts is specified in SCHEDULE 1.1(E) (the Retail Contracts and Dealer Contracts collectively, the "Assumed Alarm Contracts");

         (f) all notes receivable arising under the dealer loan programs described in the Recitals to this Agreement above, each of which is specified in
SCHEDULE 1.1(F), together with all loan documents executed or delivered under such loan which evidence and/or secure such loans ("Assumed Loans");

         (g) all equipment, furniture, fixtures, vehicles, spare parts and other items of tangible personal property used in the conduct of the Business (collectively, the "Equipment");

         (h) all telecommunication lines, telephone numbers, circuits, electronic communication devices and related telecommunication equipment owned by Seller and used in the conduct of the Business ("Telephone Equipment");

         (i) all accounts receivable, including those arising under the Assumed Alarm Contracts outstanding on the Closing Date (the "Accounts Receivable");

         (j) all causes of action, vendor, supplier and similar claims, deposits, prepayments, refunds, judgments, claims and demands of whatever nature to the extent relating to the Purchased Assets or the Assumed Liabilities;

         (k) all computer software (object code and, to the extent transferable, source code) owned by Seller and used in the Business; and

         (l) all prepaid items and deferred items or credits and deposits with respect to the Purchased Assets described in clauses (a) through (k) above.

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         1.2 ASSIGNMENT

         Seller shall assign to Purchaser at Closing all of Seller's rights, title and interest in, under and to the following free and clear of all Liens (other than Permitted Liens) (collectively, the "Assigned Rights"):

         (a) those certain governmental licenses, license applications, approvals, orders, certificates, variances, permits and other governmental authorizations and approvals (federal, state and local) relating to the Business (collectively, the "Licenses and Permits"), as specified in SCHEDULE 1.2(A);

         (b) all equipment leases and other agreements under which Seller is a lessee of, or holds or operates, any equipment, vehicle or other tangible personal property owned by a third party (collectively, "Personal Property Leases"), each of which is specified in SCHEDULE 1.2(B);

         (c) all rights and interests of Seller in and to the real property lease for the premises utilized in the conduct of the Business (the "Real Property Lease"), as specified in SCHEDULE 1.2(C);

         (d) all telephone numbers, telephone lines and telecommunications circuits used by Seller in connection with the Business, including those specified in SCHEDULE 1.2(D);

         (e) all contracts for the supply of goods or the provision of services to the Business (the "Assigned Supply Contracts"), including those set forth on
SCHEDULE 1.2(E);

         (f) all unfilled purchase orders entered into by Seller for the purchase of goods or services for the benefit of the Business (collectively, the "Unfilled Purchase Orders"), including those specified in SCHEDULE 1.2(F);

         (g) all licenses for third-party software used by Seller in the Business (the "Third-Party Software"), but excluding any software used by Seller pursuant to license of Microsoft Corporation agreement;

         (h) all Intellectual Property not owned by Seller but used by Seller in the conduct of the Business pursuant to any Contract granting Seller such right of use and all of the goodwill associated therewith;

         (i) all contracts for the purchase of end user accounts ("Account Contracts"), including those specified in SCHEDULE 1.2(I);

         (j) all non-disclosure, non-solicitation and non-competition agreements entered into by third parties in favor of Seller and/or the Business, including those given in connection with Account Contracts; and

         (k) all agreements, contracts, arrangements, commitments, licenses, franchises, real and personal property leases and other similar documents (collectively, "Contracts") relating to the Business, other than any Contract previously described in Section 1.1 or in this Section 1.2.

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         1.3 EXCLUDED ASSETS.

         Notwithstanding anything herein to the contrary, the Purchased Assets and the Assigned Rights shall not include the following (the "Excluded Assets"):

         (a) all casualty, liability, property and individual life insurance policies owned or obtained by Seller on behalf of the Business;

         (b) the corporate minute books, stock registers and personnel records of Seller;

         (c) the income tax records covering transactions of Seller occurring prior to the Closing Date;

         (d) the Contracts specified in SCHEDULE 1.3(D) (the "Excluded Contracts");

         (e) all cash, cash equivalents (including restricted cash) and other short term investments of Seller and its Affiliates ("Cash Equivalents");

         (f) any claims arising out of the Excluded Liabilities;

         (g) any claims, counterclaims, offsets, defenses or causes of action arising prior to the Closing Date, other than to the extent relating to, or arising from, the Purchased Assets, the Assigned Rights or the Assumed Liabilities;

         (h) accounts receivable due Seller from any Affiliate of Seller, all of which are specified in SCHEDULE 1.3(H), and all assets and rights of Seller's Affiliates;

         (i) all of Seller's rights and interests in and to all correspondence and documents, including confidentiality agreements, entered into by the Purchaser or any of its Affiliates for the benefit of Seller in connection with the sale of the Business;

         (j) all of Seller's rights and interests in and to the accounting, payroll, personnel, legal, risk management and other general and administrative services provided to Seller by its Affiliates;

         (k) all of Seller's rights and interests in all information, files, records, data, plans, contracts and recorded knowledge related to or used in connection with the Business to the extent that any of the foregoing (i) relate solely to the Excluded Assets; or (ii) relate to the Excluded Assets and can be easily separated from the Purchased Assets and are privileged or are otherwise subject to third party privacy rights, including materials that are protected by the attorney-client privilege or attorney work product doctrine, to the extent such do not relate to the Purchased Assets or the Assumed Liabilities; or (iii) are solely written materials that Seller is required by law to retain and of which Seller shall have provided a copy to Purchaser (collectively, "Excluded Records");

         (l) all of Seller's rights and interests in and to those certain assets specified in SCHEDULE 1.3(L);

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         (m) all refunds or credits of Taxes due Seller or its Affiliates by reason of its ownership of the Purchased Assets or Assigned Rights or the operation of the Business to the extent attributable to any taxable period ending on or prior to the Closing Date, including any refunds or credits of Taxes for which Seller is responsible pursuant to the provisions of Section
6.5.1 hereof; and

         (n) any Microsoft or Citrix software or licenses.

         1.4 CO-LENDER LOAN.

         If, as of the Closing Date, ADT Security Services, Inc., an Affiliate of Seller ("ADT"), has not assigned its interest in the Co-Lender Loan to Seller, Seller shall cause ADT to assign its interest in the Co-Lender Loan to Purchaser pursuant to an assignment in substantially the same form as the Assignment of Loans attached as Exhibit E attached hereto.

                     ARTICLE 2. PURCHASE PRICE; ADJUSTMENT

         2.1 PURCHASE PRICE.

               2.1.1 BASE PURCHASE PRICE.

         In full consideration for the Purchased Assets and the Assigned Rights, and upon the terms and subject to the conditions contained in this Agreement, including the assumption by Purchaser of the Assumed Liabilities, Purchaser shall pay to Seller the sum of Forty-Nine Million One Hundred Eighty-Nine Thousand Seven Hundred Twenty-Seven Dollars ($49,189,727) (the "Base Purchase Price"), which amount shall be subject to adjustment pursuant to the provisions of Section 2.1.2 hereof (as so adjusted, the "Purchase Price").

               2.1.2 ADJUSTMENT.

         The Base Purchase Price shall be subject to adjustment to reflect the variance, if any, of the Closing Loan Balances and Net Working Capital from certain baseline values for each as specified in this Agreement. A provisional adjustment, based on estimated values of the Loan Adjustments and the Working Capital Adjustment shall be computed and applied at Closing as provided by
Section 2.4. After Closing and the final determination of the Loan Adjustments and the Working Capital Adjustment, a final adjustment shall be made as provided by Section 2.5.

         2.2 PAYMENT.

         At the Closing, Purchaser shall pay to Seller an amount equal to the Base Purchase Price as adjusted pursuant to Section 2.4. Any payments due under this Agreement shall be made by wire transfer of immediately available funds in accordance with wire instructions to be provided by notice given by the intended recipient of such payment.

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         2.3 THE ADJUSTMENTS.

               2.3.1 LOAN ADJUSTMENTS.

         In the event of any difference between either (i) the Direct Loan Balance as of the Closing Date and Nine Million Eight Hundred Ninety Four Thousand One Hundred Fifteen Dollars ($9,894,115) or (ii) the Co-Lender Loan Balance as of the Closing Date and Seventeen Million Three Hundred Eighty Three Thousand Five Hundred Eleven Dollars ($17,383,511), the Purchase Price shall be adjusted (the "Loan Adjustments") in the following manner :

         (a) In the event the Direct Loan Balance is more than Nine Million Eight Hundred Ninety Four Thousand One Hundred Fifteen Dollars ($9,894,115), the Purchase Price shall be increased by the amount of such excess; and

         (b) In the event the Direct Loan Balance is less than Nine Million Eight Hundred Ninety Four Thousand One Hundred Fifteen Dollars ($9,894,115), the Purchase Price shall be decreased by the amount of such deficiency;

         (c) In the event the Co-Lender Loan Balance is more than Seventeen Million Three Hundred Eighty Three Thousand Five Hundred Eleven Dollars ($17,383,511), the Purchase Price shall be increased by the amount of such excess; and

         (d) In the event the Co-Lender Loan Balance is less than Seventeen Million Three Hundred Eighty Three Thousand Five Hundred Eleven Dollars ($17,383,511), the Purchase Price shall be decreased by the amount of such deficiency.

               2.3.2 WORKING CAPITAL ADJUSTMENT.

         The Purchase Price will be adjusted (the "Working Capital Adjustment") dollar-for-dollar to the extent that the Net Working Capital of the Business as of the Closing Date (the "Closing Net Working Capital") differs from Zero Dollars ($0.00) (the "Baseline Net Working Capital").

         2.4 PROVISIONAL ADJUSTMENT.

         Not less than five (5) business days prior to the Closing Date, Seller shall prepare and deliver to Purchaser a statement ("Seller's Closing Statement") in the form set forth in EXHIBIT A, setting forth Seller's pre-closing estimates of the Closing Loan Balances and the Closing Net Working Capital based on all applicable information available to Seller at such time, and the calculation of the Loan Adjustments and the Working Capital Adjustment as based on such estimates. Seller's Closing Statement shall be accompanied by:
(i) supporting schedules setting forth in reasonable detail the determination of the Closing Loan Balances, and (ii) as to Closing Net Working Capital, a provisional balance sheet of Seller as of the Closing Date, together with supporting schedules setting forth in reasonable detail all assets and liabilities included therein. The net aggregate amount (positive or negative) of such pre-closing determinations of the Loan Adjustments and the Working Capital Adjustment (such net aggregate amount, the "Provisional Adjustment") shall be applied in adjustment (increase if positive or decrease if negative) of the Base Purchase Price otherwise payable by Purchaser at Closing.

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         2.5 FINAL ADJUSTMENT.

         Seller will deliver a statement showing its proposed final determination of Closing Loan Balances and Closing Net Working Capital, and the corresponding Loan Adjustments and Working Capital Adjustment (the "Final Closing Statement") to Purchaser not later than sixty (60) days after the Closing Date. The Final Closing Statement shall be prepared by Seller from the books of account of the Business as of the Closing Date, and in accordance with the procedures set forth in SCHEDULE 2.5. Upon reasonable advance notice and so long as it does not interfere with Purchaser's operations of the Business, Purchaser will give representatives of Seller access to the Books and Records and to the appropriate personnel of Purchaser for purposes of confirming the Final Closing Statement. Seller will make the work papers and back up materials used in preparing the Final Closing Statement, the books and records of Seller related thereto and such additional information as Purchaser may reasonably request available to Purchaser and its accountants and other representatives at a location within the forty-eight contiguous United States designated by Purchaser at reasonable times and upon reasonable notice at any time during (i) the preparation by Seller of the Final Closing Statement and (ii) after delivery to Purchaser of the Final Closing Statement for purposes of Purchaser's review thereof.

               2.5.1 PROCEDURE FOR FINAL ADJUSTMENT.

         Unless Purchaser notifies Seller in writing that it disagrees with the Final Closing Statement within sixty (60) days after Purchaser's receipt thereof, the Final Closing Statement shall be conclusive and binding on Purchaser and Seller. If Purchaser delivers notice to Seller of its disagreement with the Final Closing Statement within such (sixty) 60-day period identifying the particular matter(s) in dispute, then Purchaser and Seller shall attempt in good faith to resolve their differences with respect thereto within thirty (30) days after Seller's receipt of Purchaser's notice of disagreement. Any dispute regarding the Final Closing Statement not resolved by Purchaser and Seller within such thirty (30) -day period will be resolved by Ernst & Young (or an independent accounting firm mutually acceptable to both parties) (as applicable, the "Arbiter") whose role shall be limited to determining the specific matter(s) in dispute (as identified in Seller's notice if not sooner resolved). The determination by the Arbiter of the Final Closing Statement and the Closing Loan Balances and Closing Net Working Capital and the corresponding adjustments based thereupon, if any, to reflect such determinations) shall be conclusive and binding upon the parties absent fraud or patent mistake on the part of the Arbiter. The fees and expenses of the Arbiter in acting under this Section 2.5.1 shall be shared equally by Purchaser and Seller.

               2.5.2 PAYMENT OF ADJUSTMENT.

         If the aggregate of (i) the Loan Adjustments and (ii) the Working Capital Adjustment, as finally determined pursuant to Section 2.5.1, is less than the Provisional Adjustment, then Seller shall pay to Purchaser an amount equal to such difference; and if such aggregate is more than the Provisional Adjustment, then Purchaser shall pay to Seller an amount equal to such difference. The payment (if any) required by this Section 2.5.2 shall be made by the party obligated to make such payment not more than five (5) Business Days following the determination of the Final Closing Statement pursuant to Section
2.5 hereof in the manner described in Section 2.2 hereof, and the amount of such payment shall bear interest from the Closing Date to the date of payment at the simple interest rate of six percent (6%). For the purposes of this Agreement, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or required by law to close.

         2.6 DETERMINATION OF LOAN BALANCES AND WORKING CAPITAL BASELINE VALUES.

               2.6.1 LOAN BALANCES.

         For purposes of this Agreement, "Closing Loan Balances" as of a given date shall mean (i) as to all of the Assumed Loans identified in SCHEDULE 1.1(F), PART A (the "Direct Loans"), the aggregate amount of the principal balances and daily accrued interest as of such date (such aggregate amount, the "Direct Loan Balance") and (ii) as to the Assumed Loan to Protect America of which Seller is a special co-lender identified in SCHEDULE 1.1(F), PART B (the "Co-Lender Loan"), the aggregate of the principal balance and accrued interest due Seller as of such date (such aggregate amount, the "Co-Lender Loan Balance"), provided that any change in any Direct Loan Balance or Co-Lender Loan Balance since May 28 (the "Baseline Balance Date") shall be accounted for on a cash basis, and shall not be subject to adjustment for defaults or reinstatements occurring since the Baseline Balance Date.

               2.6.2 WORKING CAPITAL.

         For purposes of this Agreement, the term "Net Working Capital" shall mean the difference between (i) the sum of Inventory (net of adequate reserve for excess, damaged or obsolete Inventory), Accounts Receivable (net of adequate reserve for doubtful accounts), prepaid expenses and other current assets, but excluding Cash Equivalents and other Excluded Assets, minus (ii) the sum of accounts payable, accrued expenses (including accruals for employee compensation and benefits), deferred revenue and other accrued liabilities of the Business, but excluding the Excluded Liabilities, in each case as determined as of the date or event applicable and in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis; provided, however, that for this purpose current assets and current liabilities shall not include deferred tax items. The determination of Net Working Capital shall be presented in substantially the form, and reflect the categories of accounts, set forth in EXHIBIT B hereto and shall be prepared on a substantially consistent basis as the Audited Balance Sheets. The Net Working Capital shall include adequate reserves respecting Inventory and Accounts Receivable calculated in accordance with GAAP consistently applied.

         2.7 TRANSFER TAXES.

         Purchaser shall be responsible for all sales, transfer, use, value added, registration, documentary, stamp, real estate, recording and similar taxes (including penalties and interest) assessed or payable in connection with the transfer of the Purchased Assets to Purchaser (collectively, the "Transfer Taxes"), and the party required by the applicable Governmental Entity shall, at its own expense, properly file on a timely basis all necessary Tax Returns, reports, forms, and other documentation with respect to any Transfer Tax.

       ARTICLE 3. ASSUMPTION OF LIABILITIES AND OBLIGATIONS BY PURCHASER

         3.1 ASSUMED LIABILITIES.

         Purchaser shall assume at the Closing and shall subsequently pay, honor and discharge when due and payable in accordance with and subject to the terms and conditions of any relevant governing Contracts, all of the following Liabilities of the Business, but not any of the Excluded Liabilities (collectively, the "Assumed Liabilities"):

         (a) all Liabilities of Seller as of the Closing Date constituting accounts payable, accrued expenses, deferred revenue and other accrued liabilities included in the determination of the Closing Net Working Capital (the "Balance Sheet Liabilities"), provided that the amount of such Balance Sheet Liabilities shall not be limited to the amounts set forth in the Final Closing Statement, and provided further that the amounts included in the Final Closing Balance Sheet shall be accepted by the parties as final and not subject to dispute as to accuracy thereof.

         (b) all Liabilities relating to or in respect of any of the Purchased Assets (including the Assigned Rights) arising or relating to periods on or after the Closing Date.

         (c) any Transfer Taxes;

         (d) any Liabilities arising under the Worker Adjustment and Retraining Notification Act of 1988, as amended (the "WARN Act"), arising on or after the Closing Date solely in connection with the transactions contemplated hereby;

         (e) any Liabilities in respect of the Assumed Alarm Contracts, except for the claims relating to Assumed Alarm Contracts set forth as items #1- #5 on
Schedule 4.4 attached hereto; and

         (f) the payment obligations of Seller under Section 2.3 (and related adjustment provisions) of that certain Alarm Accounts Purchase Agreement dated as of July 26, 2004, by and between Allan Belisowski, doing business as, Advance Monitor Detection Security, Inc., and Security Maintenance Services (an assumed name of Seller), as amended through the date hereof (the "AMD Account Agreement").

         3.2 EXCLUDED LIABILITIES.

         Except as expressly set forth in Section 3.1 above, Purchaser is not assuming or agreeing to pay or perform any Liabilities or Contracts of Seller, and all Liabilities and Contracts of Seller not expressly set forth in Section
3.1 above as being assumed by Purchaser are referred to as the "Excluded Liabilities". Without limiting the generality of the foregoing and except as expressly set forth in Section 3.1 above, the following are part of and shall constitute Excluded Liabilities:

         (a) any Liability to the extent solely relating to or in respect of any Excluded Asset;

         (b) except in respect of any Alarm Contract Loss as defined below in
Section 10.8, any Liability of Seller arising out of an event, occurrence or default prior to Closing, including the activities of, and products manufactured or sold and services (in each case, other than the services in respect of the Assumed Alarm Contracts) provided by, Seller prior to the Closing, but, notwithstanding anything contained in this Agreement to the contrary, only if the harm or injury relating to the event, occurrence or default occurs prior to the Closing;

         (c) any Liability of Seller arising out of or attributable to Seller's
(i) pre-Closing default under any Contract, (ii) tort, (iii) infringement of any third party Intellectual Property, or (iv) alleged or actual violation of any Legal Requirement;

         (d) any Liability of Seller for Taxes (other than Transfer Taxes) relating to periods prior to the Closing Date, except to the extent set forth as a Liability on the Final Closing Statement;

         (e) any Liability for bank, term or other similar debt;

         (f) any Liability of Seller under this Agreement or on account of any of the transactions contemplated hereby, including any Liability of Seller to attorneys, accountants, brokers or others for services rendered or expenses incurred by or on behalf of Seller, and all other expenses of the Seller associated with the transfer of the Purchased Assets;

         (g) any severance, post retirement medical benefits, long-term disability benefits, life insurance benefits, any duties, obligations or liabilities arising under any employee benefit plan, policy or practice, whether defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and in effect ("ERISA") or otherwise, relating to the employees of the Seller or the Business or other amounts due to any employees or former employees of the Seller or the Business that accrue prior to the Closing Date save to the extent that such amounts are reflected on the Final Closing Statement (but in all cases other than in respect of wages, salary, bonuses, commissions, vacation or holiday pay);

         (h) any payment obligations of Seller under any Account Contracts or other agreements of Seller for Seller's purchase of alarm account contracts, other than under Section 2.3 (and related adjustment provisions) of the AMD Account Agreement.


         3.3 NONASSIGNABLE CONTRACTS AND AUTHORIZATIONS.

         To the extent that the sale, transfer or assignment of any of the Purchased Assets (including the Assigned Rights) hereunder requires the consent of any other party, this Agreement shall not constitute a contract to sell, transfer or assign the same to the extent that an attempted sale, transfer or assignment would constitute a breach of any document, agreement or understanding governing such rights or assets. Seller shall use its commercially reasonable efforts both prior to and after the Closing and Purchaser shall cooperate where appropriate to obtain any consent necessary to any such sale, transfer or assignment. Until any such consent is obtained or if any such consent is not obtained, Seller shall cooperate with Purchaser in any reasonable arrangement requested by Purchaser designed to provide to Purchaser the benefits under any such rights or assets hereunder, including enforcement of any and all rights of Seller against any other party with respect thereto.

              ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser that the statements contained in this Article 4 are correct and complete as of the Agreement Date, and will be correct and complete as of the Closing Date:

         4.1 ORGANIZATION AND STANDING.

         Seller is a corporation duly organized, validly existing and in good standing under the laws of California and has all power and authority to own or lease its properties and to carry on the Business as presently conducted, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. Except as set forth in SCHEDULE 4.1, Seller is qualified to do business and is in good standing in each of the jurisdictions in which the nature of the Business as now being conducted by Seller or the property owned or leased by Seller principally for the benefit of the Business makes such qualification, licensing or registration necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

         4.2 NO CONFLICT.

         Except as set forth in SCHEDULE 4.2, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not (i) result in the acceleration of or the creation in any party of any right to accelerate, terminate, modify or cancel any Contract or other Liability to which Seller is a party or by which it is bound or to which any of its assets is subject, or result in a default under or violation of any material Lien, Contract or other Liability to which it is a party or by which it is bound or to which any of its assets is subject or result in the creation of any Lien upon any of said assets, (ii) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws (or other constitutive documents) of Seller, or (iii) violate or result in a breach of or constitute a default under any Order or Legal Requirement to which the Business or the Purchased Assets are subject, except in each of clauses (i) and (iii) above, for such accelerations, terminations, modifications, cancellations, defaults, Liens or violations as would not have a Material Adverse Effect or are otherwise identified in SCHEDULE 4.11.

         4.3 FINANCIAL STATEMENTS.

         Attached hereto as SCHEDULE 4.3 are the following financial statements (collectively, the "Financial Statements"): (i) the audited balance sheets of the Seller as at September 19, 2003 (the "Audited Balance Sheet Date") and September 20, 2002 and the related audited statements of income and statements of cash flows, for the fiscal years (52 weeks) then ended (the "Audited Balance Sheets"); and (ii) the unaudited balance sheet of the Seller as of June 25, 2004 (the "Unaudited Balance Sheet Date"), which is hereinafter referred to as the "Unaudited Balance Sheet") and the related unaudited statements of income and statements of cash flows. Except as described therein, the Financial Statements (including the footnotes thereto):

         (a) are true, complete and correct in all material respects as of the respective dates and for the respective periods stated above; provided, however, that the Unaudited Balance Sheet is subject to normal year-end adjustments and lacks footnotes and other presentation items;

         (b) have been prepared from the books and records of Seller;

         (c) fairly present the properties, assets, financial position and results of operations of Seller as of the respective dates and for the respective periods stated above; and

         (d) have been prepared pursuant to and in accordance with GAAP applied on a consistent basis (except as expressly set forth in the notes thereto).

         4.4 LITIGATION.

         Except as set forth in SCHEDULE 4.4, (i) no Legal Proceeding of any kind or nature or governmental or administrative investigation to which Seller or any directors, officers or key employees of Seller, in their respective capacities as such, is a party is now pending or, to the Knowledge of Seller, threatened, and (ii) to the Knowledge of Seller, there are no facts, circumstances or conditions existing as of the date hereof, or that will exist as of Closing, that are likely to result in Legal Proceedings, in each case whether or not covered by insurance.

         4.5 LICENSES AND PERMITS; COMPLIANCE WITH LAWS.

         (a) Except as set forth in SCHEDULE 4.5(A), Seller owns, holds or possesses in its own name, all Licenses and Permits necessary to entitle it to use its corporate name, to own or lease, operate and use its assets and properties and to carry on and conduct the Business and its operations as presently conducted, except for such Licenses and Permits the absence of which would not have a Material Adverse Effect. Seller is not in violation of or default under any Licenses and Permits which violation or default would have a Material Adverse Effect.

         (b) Except as set forth in SCHEDULE 4.5(B), with respect to the Business, (i) Seller is in compliance with each material Legal Requirement that is applicable to it or to the conduct or operation of the Business or the ownership or use of any of the Purchased Assets and (ii) there are no Orders currently in force against Seller with respect to the conduct or operation of the Business or the ownership or use of any of the Purchased Assets except for such Order as would not have a Material Adverse Effect. To the Knowledge of Seller, no event has occurred or circumstance exists that (with or without notice or lapse of time) (x) may constitute or result in a violation by Seller, or a failure on the part of Seller, to comply with any material Legal Requirement that is applicable to it or to the conduct or operation of the Business or the ownership or use of any of the Purchased Assets, or (y) may give rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature pursuant to any material Legal Requirement.

         4.6 TAXES.

         (a) Definitions. For purposes of this Agreement:

               (i) The term "Tax" means any of the Taxes, and "Taxes" means (A) all net income, capital gains, gross income, gross receipts, sales, use, ad valorem, franchise, capital, profits, license, and other withholding, employment, social security, payroll, transfer, conveyance, documentary, stamp, property, value added, customs duties, minimum taxes, estimated and any other taxes, fees, charges, levies, excises, duties or assessments of any kind whatsoever, together with additions to tax or additional amounts, interest and penalties relating thereto that may be imposed by the federal government or any state, local or foreign government (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), and (B) any Liability for the payment of any amount of any type described in the foregoing clause (A) as a result of a person being a transferee or a member of an affiliated consolidated, unitary or combined group or of a contractual obligation to indemnify any person or other entity prior to the Closing;

               (ii) "Tax Returns" means all returns, reports, statements and forms (including elections, declarations, disclosures, schedules, estimates and information tax returns) required to be filed in respect of any Tax; and

               (iii) "Code" means the Internal Revenue Code of 1986, as amended, including the rules and regulations thereunder and any substitute or successor provisions.

         (b) All Tax Returns for Taxes with respect to which the Purchaser could be liable ("Successor Liability Taxes") have been timely filed by Seller and its Affiliates or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before the Closing Date, and all such Tax Returns filed are complete and accurate in all material respects. All Successor Liability Taxes that are due and owing with respect to periods (or portions thereof) ending on or prior to the Closing Date have been paid, whether or not such Taxes are shown on filed Tax Returns. Except as set forth in detail on
SCHEDULE 4.6(B), as of the date of this Agreement, there is no inquiry, audit examination, deficiency, or refund litigation pending or threatened with respect to any Successor Liability Taxes. There are not in effect any waivers or extensions of statutes of limitations by Seller respecting any Tax Returns of Seller for Successor Liability Taxes.

         (c) There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the Purchased Assets.

         (d) Seller is not a person other than a United States person within the meaning of Section 1445 of the Code.

         4.7 ABSENCE OF CERTAIN CHANGES.

         Except as set forth in SCHEDULE 4.7, during the period from the Audited Balance Sheet Date to the Agreement Date, Seller has conducted the Business in the Ordinary Course of Business, and there has not occurred with respect to Seller and/or the Business:

               (i) any Purchased Assets becoming subject to any Lien (other than Permitted Liens), whether voluntarily or by operation of law;

               (ii) any cancellation or waiver of any material claims or rights of value, or any sale, transfer, distribution or other disposal of any assets used in the Business, except for sales of any assets in the Ordinary Course of Business;

               (iii) any disposal, cancellation or abandonment of any rights in any patent, trademark, trade name or copyright included in Seller Intellectual Property, or any unauthorized disclosure to any person not an employee or other unauthorized disposal of any confidential and proprietary dealer or customer lists, in either case as used solely in the Business;

               (iv) any material increase in the base compensation or other payment to any director or officer of the Business, whether now or hereafter payable or granted, or entry into or variation of the material terms of any employment or incentive agreement with any such person (other than increases or variations in base compensation in the Ordinary Course of Business or pursuant to a written agreement in effect on the date hereof);

               (v) any single capital expenditure or commitment for additions to property, plant or equipment, or lease agreement that exceeds $50,000 and that, if purchased, would be reflected in the property, plant or equipment accounts;

               (vi) any material change in any method of accounting or keeping its books of account or accounting practices;

               (vii) any damage, destruction or loss of any asset included in the Purchased Assets, whether or not covered by insurance, that exceeds $50,000;

               (viii) any material Contract or License and Permit being entered into or obtained, materially amended or terminated or any material right contained therein being waived, other than in the Ordinary Course of Business;

               (ix) any material changes to the customers, suppliers, sales, products, prices and/or the terms of sales of Seller;

               (x) any acquisition of all or substantially all of the stock or assets of any other Person, including any such acquisition structured as a merger or consolidation, or the making of any loan of money to or investment in any other Person;

               (xi) any creation, incurring or assumption, or commitment to create, incur or assume, any Liabilities, except for accounts payable or other current Liabilities which (i) are not for borrowed money, (ii) were incurred in the Ordinary Course of Business and (iii) have not had and will not have a Material Adverse Effect;

               (xii) except as permitted under Section 7.3 hereof, any adoption or amendment of or to any bonus, profit sharing, compensation, stock option, stock purchase, pension, retirement, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of employees;

               (xiii) the initiation or settlement of any material Legal Proceeding; or

               (xiv) any Material Adverse Change.

         4.8 REAL PROPERTY.

         (a) SCHEDULE 1.2(C) lists by street address the real property subject to the Real Property Lease (the "Property"). SCHEDULE 1.2(C) also lists (i) all amendments and modifications to the Real Property Lease, and (ii) any leasehold title insurance policies, title reports, appraisals, surveys, building plans or other similar materials and instruments applicable to the Property in the possession of Seller or its Affiliates. True and complete copies of the Real Property Lease and the items (if any) listed on SCHEDULE 1.2(C) have been delivered to Purchaser. Seller does not own, lease or use any real property other than the Property listed on SCHEDULE 1.2(C).

         (b) Except as set forth on SCHEDULE 4.8(B), Seller has a valid and enforceable leasehold interest in all of the Property, free and clear of all Liens or other matters affecting use or occupancy, except for (i) Liens for nondelinquent ad valorem Taxes and (ii) such Liens granted by the owner or other party in interest of the Property as do not detract from or interfere with the present or reasonably foreseeable use of the Property subject thereto. There are no material defaults under any of the Real Property Lease by Seller or, to the Knowledge of Seller, by any other party thereto, and no event has occurred that with the lapse of time or giving of notice or both would constitute a material default thereunder.

         (c) The Property constitutes the only real property currently used or currently held for use in connection with the Business and that is necessary for the continued operation of the Business as currently conducted.

         (d) Seller has not received any notice from any insurance company that has issued a policy of insurance with respect to any of the Property requiring performance of any structural or other repairs or alterations to the Property.

         (e) No Governmental Entity having jurisdiction over the Property has, nor has any other Person, given any notice to Seller of a possible future imposition of assessments affecting the Property or to exercise the power of eminent domain, and Seller has no knowledge of any such contemplated actions.

         (f) To the Knowledge of Seller, Seller has not previously owned any real property.

         4.9 CONTRACTS AND COMMITMENTS.

         (a) Subject to the following sentence, SCHEDULE 4.9(A) lists all of the existing Contracts to which Seller is a party and that relate to the Business other than the Assumed Alarm Contracts, the Assumed Loans and the Account Contracts (including all supply contracts, labor or employment agreements, leases, notes or other evidences of indebtedness, mortgages, guarantee agreements, pension, stock option, stock purchase, bonus, profit sharing and other employee or executive welfare or benefit plans or agreements, sales representation and distribution agreements, purchase orders and commitments, product warranties, and powers of attorney). Notwithstanding the foregoing,
SCHEDULE 4.9(A) need not list:

               (i) any purchase commitment or other similar Contract with a vendor or supplier made (A) in the Ordinary Course of Business on or after the Agreement Date, or (B) prior to the Agreement Date, in each case if such commitment involves less than $25,000 in each transaction or series of related transactions;

               (ii) any maintenance or service Contract requiring payment at an average rate of $2,000 per month or less and which is terminable on not more than thirty (30) days notice without penalty;

               (iii) any product warranty which was made in the Ordinary Course of Business and which is on the same terms and conditions as the form of product warranty delivered to Purchaser pursuant to this Section 4.9;

               (iv) any other Contract made in the Ordinary Course of Business, the performance of which over the life of the contract (i) involves less than $25,000 of consideration or Liability and (ii) will take less than sixty (60) days to complete.

Prior to the Agreement Date, Seller shall have delivered to or made available for inspection and copying by Purchaser copies of all written instruments evidencing the items listed in SCHEDULE 4.9(A), the Assumed Alarm Contracts in effect as of the Agreement Date, the Assumed Loans, the Account Contracts and all of the forms of retail monitoring contracts used by Seller at any time during the last two (2) years. In addition, prior to the Agreement Date, Seller shall have delivered to Purchaser in electronic format a list of all of the accounts respecting the Dealer Contracts and a list of all of the accounts respecting the Retail Contracts in effect as of the Agreement Date (together, the "Account Lists"). Within five (5) days prior to the Closing Date, Seller shall deliver to Purchaser in electronic format updated versions of each of the Accounts Lists setting forth all of the Dealer Contracts and Retail Contracts, respectively, then in effect. Both the original and updated versions of the Accounts Lists shall be materially true, complete and correct.

         (b) All of the Contracts listed in SCHEDULE 4.9(A) and all of the Account Contracts and Assumed Loans are in full force and effect, enforceable in accordance with their respective terms and valid and binding obligations of the parties thereto and will at the Closing be free and clear of all Liens (other than Permitted Liens). To the Knowledge of Seller there has occurred no event which would constitute any material breach of or material default in any provision of any such Contracts, Account Contracts or Assumed Loans or which would permit the acceleration or termination of any obligation of any party thereto or the creation of a Lien upon any asset of Seller, including the Purchased Assets, or which would give rise to any of the foregoing upon the giving of notice or lapse of time or both. Seller has not received notice or other written communication which might reasonably lead it to believe that any material supplier or that a significant number of customers of Seller intends to cease dealing with Seller other than attrition under Retail Contracts consistent with historical attrition rates of Seller. Except as will be separately identified on SCHEDULE 4.9(A), no approval or consent of any Person is needed in order that the Contracts listed on SCHEDULE 4.9(A), the Assumed Loans, the Account Contracts and the Assumed Alarm Contracts (A) continue in full force and effect immediately following the consummation of the transactions contemplated by this Agreement and (B) can be assigned to and assumed by Purchaser and remain in full force and effect after such assignment and assumption.

         (c) The Assigned Rights and the Assumed Alarm Contracts are in full force and effect, enforceable in accordance with their respective terms and valid and binding obligations of the parties thereto and will at the Closing be assigned to Purchaser free and clear of all Liens (other than Permitted Liens); provided however, that Licenses and Permits issued by Governmental Entities and all Third-Party Software are assigned subject to such restrictions, conditions or prohibitions on transferability as may be applicable, except that Seller makes no representation with respect to any Third-Party Software of Microsoft Corporation or Citrix Corporation.


         4.10 INTELLECTUAL PROPERTY.

         Any Intellectual Property evidenced in written form (i.e., patents, trademarks, trade-names, copyrights, etc.) owned, licensed or used by Seller in connection with, and material to, the Business, is listed in SCHEDULE 4.10 ("Seller Intellectual Property"). SCHEDULE 4.10 also lists all licenses and other Contracts allowing Seller to use Intellectual Property rights of third parties in the United States or foreign countries. Except as set forth in
SCHEDULE 4.10 and except as otherwise described in Section 4.9(c), (a) Seller is the sole and exclusive owner of the Seller Intellectual Property free and clear of any Liens (other than Permitted Liens), licenses or sublicenses, and no governmental registration of any of the Intellectual Property of Seller has lapsed, expired or been canceled, abandoned, opposed or is the subject of a re-examination request, (b) since July 3, 2001 there have been no claims asserted against Seller challenging the scope, validity or enforceability of any of the Seller Intellectual Property and no fees, royalties or other payments by Seller are required in connection with the use of the Seller Intellectual Property by Seller, (c) since July 3, 2001 there have been no instances where it has been held, claimed or alleged in any Legal Proceeding to which Seller was a party that any activity of Seller infringes upon, misappropriates, misuses or violates the Intellectual Property of any third party or that any activity of any third party infringes upon any of the Seller Intellectual Property. Except as set forth in SCHEDULE 4.10 and except as otherwise described in SECTION 4.9(C), to the Knowledge of Seller, (i) Seller has been and is now conducting the Business in a manner that has not been and is not now in violation of any Intellectual Property of another and does not require a license or other proprietary right from another Person to so operate the Business, (ii) Seller owns or otherwise has the legal right to use all Intellectual Property reasonably necessary for the conduct of the Business as now conducted and (iii) Seller has not forfeited or otherwise relinquished any such Intellectual Property reasonably necessary for the conduct of the Business as concurrently conducted.

         4.11 NO CONSENT REQUIREMENTS.

         Except for such filings and approvals as may be required pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") and as set forth in SCHEDULE 4.11, no consent, approval, authorization, order, filing, registration or qualification of or with any Governmental Entity is required to be made or obtained by Seller in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby.

         4.12 AUTHORIZATION.

Seller has full power, authority and legal capacity to enter into this Agreement and the other agreements, documents, instruments and certificates contemplated hereby (the "Ancillary Agreements") to which Seller is a party, and to consummate the transactions contemplated herein and therein. This Agreement has been duly and validly executed and delivered by Seller and the Ancillary Agreements, upon due execution and delivery by Purchaser, will have been duly and validly executed and delivered by Seller, and each such agreement is or upon execution will be a valid and legally binding obligation of Seller, enforceable in accordance with its terms, except to the extent that enforceability of the Agreement and the Ancillary Agreements may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws at the time in effect affecting the rights of creditors generally.

         4.13 PERSONAL PROPERTY.

         (a) Seller has good and marketable title to all items of personal property of any kind or nature owned by it and to be included in the Purchased Assets, and has a valid leasehold interest or other legal right to use all other personal property used by it in the Business and to be included in the Purchased Assets or the Assigned Rights. At the Closing, title to the Purchased Assets will be transferred to Purchaser free and clear of all Liens, except for (i) Liens for nondelinquent ad valorem Taxes, (ii) such Liens as do not materially detract from or materially interfere with the present or reasonably foreseeable use of the properties subject thereto (such liens as enumerated in clauses (i) and (ii) collectively, "Permitted Liens") and (iii) those Liens listed in
SCHEDULE 4.13. SCHEDULE 4.13 also lists all Liens described in subpart (ii). All items of personal property that, individually or in the aggregate, are material to the operation of the Business are in good condition and in a state of good maintenance and repair, normal wear and tear excepted, and are suitable for the purposes used.

         (b) Except as set forth in SCHEDULE 4.13, Seller has a valid leasehold interest under each of the Personal Property Leases under which it is a lessee and there is no material default under any Personal Property Leases by either Seller or, to the Knowledge of Seller, by any other party thereto, and no event has occurred that with the lapse of time or giving of notice or both would constitute a material default thereunder. All of the items of personal property used by Seller under the Personal Property Leases are in good condition and repair, normal wear and tear excepted, and are suitable for the purposes used. Seller shall deliver or make available to Purchaser prior to the Closing complete and correct copies of the Personal Property Leases.

         4.14 ENVIRONMENTAL MATTERS.

         (a) For purposes of this Agreement, "Environmental, Health and Safety Requirements" shall mean any federal, state, local or foreign statute, regulation, ordinance or other provision having the force or effect of law, the common law, and any judicial or administrative Order or determination concerning public health and safety, worker health and safety, and pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, all of the foregoing as amended and as now or hereafter in effect.

         (b) Except as set forth on SCHEDULE 4.14 (i) to the Knowledge of Seller, the Business and the Purchased Assets are in compliance with all applicable Environmental, Health and Safety Requirements; (ii) to the Knowledge of Seller, Seller has obtained, and is in compliance with, all permits required under applicable Environmental, Health and Safety Requirements in connection with the operation of the Business or the Purchased Assets; (iii) there are no claims, proceedings, investigations or actions by any governmental or regulatory authority or other person or entity pending, or to the Knowledge of Seller threatened, in connection with the operation of the Business or the Purchased Assets under any Environmental, Health and Safety Requirement; and (iv) to the Knowledge of Seller, there are no facts, circumstances or conditions relating to the present operation of the Business or the Purchased Assets (including the disposal of any wastes, hazardous substances or other materials), or to any real property currently or formerly owned or operated by the Seller for the benefit of the Business, that could reasonably be expected to give rise to any claim, proceeding or action, or to any Liability, under any Environmental, Health and Safety Requirement.

         (c) Other than as set forth in this Section 4.14, Seller does not make any other representation or warranty with respect to environmental matters.

         4.15 LABOR RELATIONS.

Except as set forth in SCHEDULE 4.15, there are no (i) labor strikes, disputes, slowdowns, representation campaigns or work stoppages with respect to employees of the Business pending or, to the Knowledge of Seller, threatened against or affecting the Business, (ii) unfair labor practice complaints pending or, to the Knowledge of Seller, threatened against the Business, (iii) agreements binding on Seller that restrict Seller from relocating or closing any of its operations or (iv) collective bargaining agreements or other labor union contracts applicable to persons employed by the Business. To the Knowledge of Seller, there are no activities or proceedings of any labor union to organize any such employees.

         4.16 CONDITION AND EXTENT OF PROPERTY.

All buildings and improvements at the Property have been maintained in accordance with all material obligations of Seller under any Real Property Lease and, to the Knowledge of Seller, the condition of such building and improvements does not materially adversely affect the present operation of the Business. The Purchased Assets and the Excluded Assets (other than those of any Seller Affiliate, none of which assets are material to Seller's conduct of the Business as presently conducted) will constitute (a) all of the assets and properties owned by Seller on the Closing Date and (b) all of the assets and properties used in the conduct of Business as of the Closing Date.

         4.17 COMPENSATION AND OTHER BENEFITS.

Seller has previously provided to Purchaser in writing the names, positions and annual salaries of all officers and employees of Seller, together with the amount of bonuses and description of agreements or arrangements for commissions and other compensation or benefits of any nature to be paid or provided to any of such persons pursuant to agreement, custom or present understanding.

         4.18 INTENTIONALLY DELETED.

         4.19 RELATED PARTY TRANSACTIONS.

All of the Contracts of Seller have been entered into or conducted on an arms-length basis or, in the case of transactions between Seller and any current or former Affiliate of Seller or any Person in which such Seller or Affiliate of Seller had a direct or indirect interest, have been fair to Seller and on terms no less favorable than those which would have prevailed in an arm's-length transaction, other than goods or services provided to Affiliates of Seller by Seller or to Seller by Affiliates of Seller on a cost-recovery basis. To the Knowledge of Seller, no current employee of Seller (below the executive management level) is considering the termination of his or her employment.

         4.20 PAYABLES.

All accounts payable of Seller reflected in the Unaudited Balance Sheet or arising after the Unaudited Balance Sheet Date thereof are the result of bona fide transactions in the Ordinary Course of Business and have been paid or are not yet due and payable.

         4.21 ACCOUNTS RECEIVABLE.

All Accounts Receivables and all amounts owed under the Assumed Alarm Contracts have arisen from bona fide transactions in the Ordinary Course of Business consistent with past practice.

         4.22 [INTENTIONALLY OMITTED]


         4.23 OTHER BUSINESSES.

Seller does not own, directly or indirectly, any interest or has any investment in any corporation or other Person. Without limiting the generality of the foregoing, Seller does not have any Subsidiaries.

         4.24 [INTENTIONALLY OMITTED]

         4.25 DISCLOSURES AND MATERIAL FACTS.

Neither this Agreement nor any Schedules or other documents or certificates to be furnished to Purchaser pursuant hereto contain or will contain any untrue statement of a material fact or will omit to state a material fact necessary to make the factual statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Seller does not have Knowledge of any events, transactions or other facts which, either individually or in the aggregate, may give rise to circumstances or conditions which would have a Material Adverse Effect on the Business.

         4.26 BROKERS; FINDERS.

Except with respect to arrangements to pay any brokerage or finder fees or commissions to Barnes Associates, Inc. (all of which Liabilities are the sole obligation of, and shall be timely paid by, Seller), neither Seller nor any of its Affiliates has any Liability to pay any fees or commissions to any broker, finder, financial advisor or agent (other than attorneys' fees and fees of accountants) with respect to the transactions contemplated by this Agreement.

         4.27 NO OTHER REPRESENTATION AND WARRANTIES.

EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN AND IN ANY ANCILLARY AGREEMENT, PURCHASER SHALL ACQUIRE THE PURCHASED ASSETS (INCLUDING THE ASSIGNED RIGHTS) AND ASSUMED LIABILITIES "AS IS," "WHERE IS" AND "WITH ALL FAULTS."

             ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller that the statements contained in this Article 5 are correct and complete as of the Agreement Date, and will be correct and complete as of the Closing Date:

         5.1 ORGANIZATION AND STANDING.

Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all corporate power and authority to carry on the businesses in which it is engaged, to own and use the properties owned and used by it, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder.

         5.2 AUTHORIZATION.

Purchaser has full power, authority and legal capacity to enter into this Agreement and the Ancillary Agreements to which Purchaser is a party, and to consummate the transactions contemplated herein and therein. This Agreement has been duly and validly executed and delivered by Purchaser and the Ancillary Agreements, upon due execution and delivery by Seller, will have been duly and validly executed and delivered by Purchaser, and each such agreement is or upon execution will be a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, except to the extent that enforceability of the Agreement and the Ancillary Agreements may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws at the time in effect affecting the rights of creditors generally.

         5.3 NO CONFLICT.

         The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not (i) result in the acceleration of or the creation in any party of any right to accelerate, terminate, modify or cancel any Contract or other Liability to which Purchaser is a party or by which it is bound or to which any of its assets is subject, or result in a default under or violation of any material Lien, Contract or other Liability to which it is a party or by which it is bound or to which any of its assets is subject or result in the creation of any Lien upon any of said assets,
(ii) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws (or other constitutive documents) of Purchaser, or (iii) violate or result in a breach of or constitute a default under any Order or Legal Requirement to which Purchaser is subject, except in each of clauses (i) and (iii) above, for such accelerations, terminations, modifications, cancellations, defaults, liens, encumbrances or violations as would not have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated hereby.

         5.4 BROKERS, FINDERS.

         Neither Purchaser nor any of its Affiliates has any Liability to pay any fees or commissions to any broker, finder, financial advisor or agent (other than attorneys' fees and fees of accountants) with respect to the transactions contemplated by this Agreement.

         5.5 CONSENT REQUIREMENTS.

         Except for such filings and approvals as may be required pursuant to the HSR Act, no consent, approval, authorization, order, filing, registration or qualification of or with any Governmental Entity is required to be made or obtained by Purchaser in connection with the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of the transactions contemplated hereby.

         5.6 NO RELIANCE.

         Notwithstanding anything contained in any other provision of this Agreement to the contrary, Purchaser acknowledges and agrees that neither Seller nor any of its officers, directors, Affiliates, agents or representatives is making (or has made) any representation or warranty whatsoever, whether express or implied (including, but not limited to, any implied warranty or representation as to the value, condition, merchantability or suitability of the Business or any of the Purchased Assets) or contained, or referred to, in any materials (including projections, forecasts, budgets and estimates) that have been provided to Purchaser or any of its Affiliates, agents or representatives beyond those expressly given by Seller in this Agreement or in any Ancillary Agreement (including any schedules and exhibits hereto or thereto) or those expressly given by any Affiliate of Seller in the Guaranty or in any Ancillary Agreement (including any schedules and exhibits thereto).

                      ARTICLE 6. COVENANTS AND AGREEMENTS

         6.1 SELLER'S EMPLOYEES.

         Purchaser shall offer at-will employment to all employees currently employed by Seller other than those set forth on SCHEDULE 6.1 attached hereto. Seller will use commercially reasonable efforts to assist Purchaser in the hiring of such employees. Promptly after execution of this Agreement, Seller shall notify each such employee Purchaser intends to employ in writing that by reason of the sale of the Business their employment with Seller is being terminated as of the Closing Date and that each may make application to Purchaser for new employment. Any such employees actually employed by Purchaser or its Affiliated Entities immediately following the Closing are referred to in this Agreement as "Transferred Employees". To the extent that service is relevant for purposes of eligibility and vesting (and, in order to calculate the amount of any vacation, sick days, severance, layoff and similar benefits, but not for purposes of pension benefit accruals) under any retirement plan, employee benefit plan, program or arrangement established or maintained by Purchaser or any of its Affiliates for the benefit of the Purchaser's employees, such plan, program or arrangement, shall credit such Transferred Employees for service earned on and prior to the Closing Date with Seller, in addition to service earned with Purchaser or any of Purchaser's Affiliates after the Closing Date. In addition to the foregoing, following the Closing Date: (i) Purchaser or its Affiliated Entities shall provide each Transferred Employee, as of the Closing Date, with compensation and benefits (including incentive and equity-based compensation) at least as favorable as the compensation and benefits provided to similarly situated employees of Purchaser and its Affiliated Entities; and (ii) at Purchaser's request, Seller shall provide the services of any key management employee of Seller (then still in the employ of Seller or any of its Affiliates) who do not become Transferred Employees on a substantially full-time basis to assist in the transition of the Business for a period of up to sixty (60) days as designated by Purchaser (or such longer period as otherwise may be agreed by the parties), and in which event Purchaser shall pay Seller an amount equal to one half of the cost to Seller of the salary and benefits of each such employee during such period (but Purchaser shall not be obligated to pay any portion of any so-called "stay bonus" which may otherwise be due to such key management employee.

         6.2 REASONABLE BEST EFFORTS TO CLOSE.

         During the period commencing on the Agreement Date and continuing until the Closing Date, Purchaser and Seller shall use commercially reasonable best efforts to comply promptly with all requests or requirements that applicable Legal Requirements or Governmental Entities may impose on them with respect to the transactions that are the subject of this Agreement, and to consummate such transactions as promptly as practicable.

         6.3 PRESS RELEASE; DISCLOSURES.

         Except as required by applicable Legal Requirements, other than disclosure concerning the transactions contemplated hereby by Purchaser pursuant to the filing of a Form 8-K with the Securities and Exchange Commission, which Purchaser may elect to do in its sole discretion, (a) neither Seller nor Purchaser prior to Closing, without the prior consent of the other, will make any press release or any similar public announcement concerning the transactions contemplated hereby and (b) no written or oral announcement or private disclosure with respect to the transactions contemplated hereby will be made, either prior to or after the Closing, to any Person unrelated to Seller or Purchaser unless jointly approved by Seller and Purchaser. If disclosure is required by applicable Legal Requirements, the disclosing party shall consult in advance with the other party and attempt in good faith to reflect such other party's concerns in the required disclosure.

         6.4 BOOKS AND RECORDS AND INFORMATION.

               6.4.1 INSPECTION OF DOCUMENTS.

         Purchaser agrees that all documents delivered to Purchaser by Seller pursuant to this Agreement and all documents of the Business (including files, books and records) shall after the Closing be open for inspection by representatives of Seller at any time during regular business hours for reasonable and necessary purposes until such time as documents are destroyed or possession thereof is given to the other party as provided for in Section 6.4.2 hereof and that Seller may during such period at its expense make such copies thereof as it may reasonably request. Seller agrees that all documents that are retained by Seller after the Closing Date and that are related to the Business (other than tax records of Seller) shall be open for inspection by representatives of Purchaser at any time during regular business hours until such time as documents are destroyed or possession thereof is given up to the other party as provided for in Section 6.4.2 hereof and that Purchaser may during such period at its expense make such copies thereof as it may reasonably request.

               6.4.2 DESTRUCTION OF DOCUMENTS.

         Without limiting the generality of Section 6.4.1 hereof, for a period ending on the sixth (6th) anniversary of the Closing Date, neither Purchaser nor Seller shall destroy or give up possession of any item referred to in Section
6.4.1 hereof without first offering to the other the opportunity, at such other's expense (but without any other payment) to obtain the same. Thereafter each party shall be free to dispose of them as it deems fit.

               6.4.3 ACCESS TO EMPLOYEES.

         Purchaser shall use reasonable efforts to afford Seller access to Transferred Employees who were previously employees of Seller and remain in the employ of Purchaser or its Affiliates, as Seller shall reasonably request for its proper corporate purposes, including the defense of legal proceedings, so long as Seller, in exercising such access rights, uses commercially reasonable efforts to minimize disruption to Purchaser's and such Affiliates' businesses. Such access may include interviews or attendance at depositions or legal proceedings. All out-of-pocket expenses reasonably incurred by Purchaser in connection with this Section 6.4.3 shall be paid or promptly reimbursed by Seller.

         6.5 TAX MATTERS.

               6.5.1 APPORTIONMENT OF TAXES.

         In the case of any personal property or similar Taxes imposed with respect to the ownership of the Purchased Assets that are payable for a Tax period that includes, but does not end on, the Closing Date, other than Taxes that are accrued as a current liability on the Final Closing Statement, (i) the portion of such Tax related to the Tax period ending on the Closing Date will be deemed to be the amount of such Tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period, and (ii) the portion of such Tax related to the Tax period after the Closing will be deemed to be the amount of such Tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the Tax period after the Closing Date and the denominator of which is the number of days in the entire Tax period.

               6.5.2 COOPERATION AND EXCHANGE OF INFORMATION.

         Purchaser and Seller shall provide each other with such cooperation, information and business records as may be reasonably requested with respect to the filing of any Tax Return, amended Tax Return or claim for refund, the determination of a liability for Taxes, or a right to refund of Taxes, or the evaluation of any claim for indemnification under Sections 10.1 or 10.2 hereof or the conduct of any audit, investigation or contest or other proceeding in respect of Taxes. Such cooperation, information and business records shall include providing copies of all relevant Tax Returns, together with accompanying schedules, documents relating to rulings or other determinations by taxing authorities and records concerning the ownership of property, which Purchaser or Seller may possess concerning the Business. Purchaser and Seller shall make their employees available to each other on A mutually convenient basis to provide explanation of any documents or information provided hereunder. Notwithstanding the foregoing, neither Purchaser nor Seller shall be required to prepare any documents or determine any information not then in its possession in response to a request under this Section 6.5.2. Purchaser and Seller shall reimburse each other for any reasonable out-of-pocket costs incurred by the other in providing any Tax Return, document or other written information and shall reimburse the other for any reasonable out-of-pocket costs (including regular wages, salaries and traveling expenses) of making employees available, upon receipt of reasonable documentation of such costs. Purchaser shall, and shall cause its Affiliates to, cooperate fully with Seller and its Affiliates in the defense of or pursuit of any claim or action that relates to Seller's conduct of the Business and ownership of the Purchased Assets prior to the Closing Date. Any information obtained under this Section 6.5.2 shall be kept confidential, except as may be otherwise necessary in connection with the filing of returns or claims for refund or in conducting any audit or other proceeding.

               6.5.3 ALLOCATION/TAX POSITION.

         The allocation of the Purchase Price (as adjusted) to the Purchased Assets and post-Closing Tax treatment of the transaction shall be in accordance with Section 1060 of the Code and the applicable treasury regulations thereunder, and shall be reported on IRS Form 8594. Within ninety (90) days after final determination of the Final Closing Statement, Purchaser and Seller shall mutually prepare an allocation schedule, allocating the final amount of the Purchase Price, as adjusted, which allocation Schedule (the "Final Allocation Schedule") shall be binding on the parties absent a showing of patent arithmetic error on the face of such schedule. Neither party shall file any Tax Return or other document or otherwise assert any position inconsistent with the allocation set forth on the Final Allocation Schedule at any time after the Closing except as may be adjusted by subsequent agreement following an audit by the IRS or by court decision.

         6.6 SELLER'S TRADENAME AND TRADEMARKS.

         (a) Notwithstanding anything in this Agreement to the contrary: (i) Purchaser shall accrue no rights in or to any of the trademarks, service marks, domain names, trade names or other indicia of origin that contain the name "TYCO," "ADT" or any derivatives thereof or anything confusingly similar thereto, and (ii) Purchaser and its respective directors, officers, successors, assigns, agents, or representatives shall not register, or attempt to register, and shall not directly or indirectly use or seek to register, in connection with any products or services anywhere in the world in any medium, any Intellectual Property that includes, is identical to or is confusingly similar to (x) "TYCO" or "ADT" or any derivatives, or (y) any of the trademarks, service marks, domain names, trade names, or other indicia of origin owned by Seller after the Closing Date or owned by any Affiliate of Seller and that were not used by Seller in connection with the Business, nor shall any of them challenge or assist any third party in opposing the rights of Seller or any Affiliate of Seller anywhere in the world in or to any such Intellectual Property. All Contracts to which Seller and any Affiliate of Seller are party providing for the right to use in connection with the Business the name "TYCO," "ADT" or any derivatives thereof or anything confusingly similar thereto, including all name protection and license agreements, shall immediately terminate as of the Closing Date, and notwithstanding any other provision of this Agreement, no right in respect of any such Contract is conveyed or assigned to Purchaser under the terms of this Agreement.

         (b) Upon Closing, Seller shall cease using the Seller's Names and any and all trade names used by Seller prior to Closing other than "Tyco", "ADT: and any derivatives thereof; provided, however, that Seller shall have a limited license to use such names solely for the purposes of enforcing this Agreement and the Ancillary Agreements, winding up the affairs of Seller or dissolving Seller. Such limited license shall not be assigned or sublicensed by Seller and shall not be used to conduct any aspect of the Business as conducted by Seller prior to the Closing Date, nor shall Seller use such license in any way that would constitute a violation of any of the provisions of the Non-Competition Agreement. Seller shall assist Purchaser in obtaining the full and exclusive right to use all Seller Names included within the Intellectual Property being transferred to Purchaser hereunder. Without limiting the generality of the foregoing, promptly following Closing, Seller shall cause its corporate name to be changed so as to avoid any confusion with Purchaser's use of the Seller's Names from and after Closing.

         6.7 NON-COMPETITION.

         Concurrent with the Closing, Seller and certain Affiliates of Seller shall enter into a Non-Disclosure/Non-Solicitation/Non-Competition Agreement in favor of Purchaser substantially in the form attached hereto as EXHIBIT C (the "Non-Competition Agreement").

         6.8 TELECOMMUNICATIONS.

         Seller shall cooperate with Purchaser to have the telephone numbers and telephone lines used in connection with the Business properly assigned to the Purchaser by the telephone company or companies providing such telephone numbers and telephone lines.

         6.9 PUT RIGHT.

         For the purposes of this Section 6.9, a "Co-Lender Loan Default" shall mean and include (a) any failure of the Co-Lender Loan to have been indefeasibly paid in full by March 1, 2006, other than by reason of Purchaser's having granted an extension or waiver to the borrower under the Co-Lender Loan ("Borrower") of the maturity date under the Co-Lender Loan that was not consented to by Seller, and/or (b) any Event of Default (under and as such term is defined in the Credit Agreement respecting the Co-Lender Loan). Following and during the continuation of a Co-Lender Loan Default, Purchaser shall have the right to sell, and Seller shall have the obligation to purchase, the Co-Lender Loan for a price equal to the total principal (not to exceed Eighteen Million Two Hundred Thousand Dollars ($18,200,000) and accrued interest outstanding as of the date of the purchase and sale of the Co-Lender Loan pursuant hereto. Purchaser shall exercise its rights hereunder by giving notice to Seller (a "Co-Lender Loan Default Notice") setting forth (i) the circumstances of the Co-Lender Loan Default, (ii) the outstanding principal balance due under the Co-Lender Loan, (iii) the accrued interest thereon, and which notice shall be accompanied by supporting documentation (as to a Co-Lender Loan Default under clause (b) above) reasonably satisfactory to Seller and a certificate of the chief executive officer or chief financial officer of Purchaser certifying as to items (i), (ii) and (iii) of such Notice. No Co-Lender Loan Default Notice may be given after March 30, 2006. Upon the giving of a Co-Lender Default Notice as so provided, then within thirty (30) days of Seller's receipt thereof Purchaser shall sell and Seller shall purchase the Co-Lender Loan for a price equal to the total principal (not to exceed $18,200,000) and accrued interest outstanding as of the sale date under the Co-Lender Loan. The sale of the Co-Lender Loan to Seller under this Section 6.9 shall be on an "AS IS" basis, without any representations or warranty of any kind other than as to the authority of the Purchaser to make the sale, and conditioned only on Purchaser signing and delivering to Seller such documentation as is reasonably required to cause the assignment by Purchaser to Seller of all of the applicable loan documents and rights related to the Co-Lender Loan. For the avoidance of doubt, Seller shall have no obligation under this Section 6.9 in the event Purchaser grants any extension or waiver to the Borrower of the maturity date under the Co-Lender Loan that was not consented to by Seller. From and after Closing, Purchaser shall provide Seller with copies of any information received in respect of the status of the Co-Lender Loan or Borrower, to the extent not prohibited under the Credit Agreement respecting the Co-Lender Loan or by applicable Legal Requirements.

         6.10 HSR ACT FILINGS.

               6.10.1 Promptly upon entry into this Agreement, each party shall
(i) file or cause to be filed any reports or notifications that may be required to be filed by it under the HSR Act with the Federal Trade Commission and the Antitrust Division of the Department of Justice; (ii) furnish to the other party all such information in its possession as may be necessary for the completion of the reports or notifications to be filed by the other; (iii) provide reasonable assistance to the other as may be requested for the purpose of completing such filings; and (iv) use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transaction contemplated by this Agreement. Prior to making any communication, written or oral, with the Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice, or any other Federal, state or foreign governmental agency or authority or members of their respective staffs with respect to this Agreement or the transaction contemplated hereby, each party agrees to consult with the other party hereto.

               6.10.2 Without limiting the foregoing, the parties shall use their respective reasonable best efforts to resolve any objections, if any, as may be asserted by any governmental authority with respect to the transaction contemplated hereby. In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging the transaction contemplated by this Agreement as violative of any antitrust law, and if by mutual agreement the parties decide that litigation is in their best interests, the parties shall cooperate with each other and use their respective reasonable best efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of any such transaction. Notwithstanding anything else contained in this Agreement, neither party shall be required to divest any businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a material adverse effect on its business, assets, condition (financial or otherwise), results of operations or prospects taken as a whole or that it deems to be inconsistent with its business plans.

               6.10.3 Purchaser shall pay all filing fees required in connection with the filing under the HSR Act with respect to the transaction contemplated hereby.

         6.11 OBSERVATION RIGHTS.

During the period commencing on the Agreement Date and continuing until the Closing Date, Purchaser shall be entitled to have a representative of Purchaser present at the Property during normal business hours to observe and monitor the conduct and operations of the Business. Seller shall provide Purchaser's designated representative access to the Property, to the Purchased Assets and to Seller's employees and shall otherwise cooperate with such representative to the extent necessary to enable the representative to adequately observe and monitor all material aspects of the conduct and operations of the Business. Purchaser's representative shall not be an employee of Seller, and Seller shall have no liability to such representative for any Losses sustained or incurred while at the Property unless caused by Seller's gross negligence. Purchaser shall indemnify and hold Seller harmless against any Losses to the extent caused by Purchaser's Representative.

                 ARTICLE 7. CONDUCT OF BUSINESS PENDING CLOSING

         Seller covenants and agrees that from and after the Agreement Date until the Closing, except with Purchaser's prior consent (which consent shall take into account the relative benefits and detriments to both Purchaser and the Business in granting or withholding such consent):

         7.1 PRESERVATION OF BUSINESS.

         Seller will carry on its business in a good and diligent manner consistent with prior practice in the Ordinary Course of Business, will not introduce any new method of management or operation, and will use its commercially reasonable best efforts to preserve its business organization intact and preserve the goodwill and relationships of its customers, suppliers and others having business relations with it and the services of all officers, employees, agents and representatives.

         7.2 PRESERVATION OF CORPORATE STATUS.

         Seller will maintain its corporate existence and good standing in its state of incorporation and in each jurisdiction in which it is qualified to do business, and it will not amend its Articles of Incorporation or Bylaws from the forms previously delivered to Purchaser.

         7.3 RESTRICTIONS ON COMPENSATION AND BENEFITS; TERMS OF EMPLOYMENT.

         Except with respect to (i) normal increases in the Ordinary Course of Business consistent with past practice or as otherwise required by the terms of any existing Contracts which are listed or not required to be listed on SCHEDULE 4.9(A) or (ii) changes in compensation or benefits adopted by an Affiliated Entity of Seller, which changes impact the employees of Seller to the same extent that such changes impact the similarly-situated employees of Seller's Affiliated Entities, Seller will not increase the compensation or rate of compensation payable or to become payable to directors, officers or other employees of Seller, or accrue, set aside or pay for or on behalf of any director, officer or other employee any bonus, profit sharing, retirement, insurance, death, fringe benefit or other extraordinary or indirect compensation and will not consent, adopt or agree to any plan with respect to the same. Seller will not enter into or alter the material terms of any employment or consulting agreement respecting the Business, nor will Seller sever or terminate any employee except in the Ordinary Course of the Business.

         7.4 NO MODIFICATIONS OF OR NEW CONTRACTS AND COMMITMENTS.

         Except (a) in the Ordinary Course of Business or (b) for the possible transfer of the Co-Lender Loan from ADT to Seller, Seller will not (i) waive a material right or cancel a material Contract or Liability, (ii) assume or enter into a material Contract or Liability (iii) enter into or assume any other Contract or Liability; (iv) amend any of the Assumed Loans or (v) agree to any material modification of any Contract or Licenses and Permits, without the consent of Purchaser. For purposes of this Section 7.4 and without limiting the generality of the foregoing, all Contracts having a duration in excess of three
(3) months (other than Retail Contracts for end users that own or lease the premises where monitoring services are rendered or purchase contracts with suppliers in the Ordinary Course of Business) and any increase in the maximum principal balance available to the Obligors under any of the Assumed Loans (other than an increase of approximately $2,000,000 in respect of Direct Security) and the making of any new loan to a security system dealer are deemed to be material and not in the Ordinary Course of Business.

         7.5 NO NEW LIENS.

         Seller will not enter into or assume any Lien or other title retention agreement, permit any Lien (other than a Permitted Lien) of any kind to attach to any of its assets or properties other than the Excluded Assets, whether now owned or hereafter acquired, or guarantee or otherwise become contingently liable for any obligation, security or dividend of another Person, except obligations arising by reason of endorsement for collection and other transactions in the Ordinary Course of Business.

         7.6 NO MATERIAL CAPITAL OR OTHER TRANSACTIONS.

         Seller will not make any capital contribution or investment in any Person. Seller will not acquire or dispose of a capital asset having an initial cost of $25,000 or more. Seller will not merge or consolidate with any other Person or acquire any assets of any other Person (other than Inventory in the Ordinary Course of Business or as otherwise specifically permitted by this Agreement).

         7.7 NO MATERIAL CHANGE TO INVENTORY.

         Seller will not alter the physical content or character of any of its Inventory so as to affect the nature of its business or result in an increase or a decrease in the total dollar valuation thereof other than as a result of transactions in the Ordinary Course of Business.

         7.8 TAXES, TAX RETURNS, MAINTENANCE AND BUSINESS INSURANCE.

         Seller will (a) duly and timely file all Tax Returns for Successor Liability Taxes required to be filed with any Governmental Entity and will promptly pay when due all Successor Liability Taxes levied or assessed, unless diligently contested in good faith by appropriate proceedings, in each case for Tax periods up to and including the Closing Date; (b) keep all machinery, tools, equipment, fixtures and other property which constitute a part of the Purchased Assets used currently or at anytime during the preceding twelve (12) months, in at least the same condition, repair and working order existing as of the Agreement Date (subject to normal wear and tear); (c) maintain in full force and effect all policies of insurance maintained by Seller now in effect; and (d) not do any act or omit any act or permit any action or omission to act, within its control, which will cause a material breach or default in any respect in any of its material Contracts.

         7.9 COOPERATION WITH PURCHASER'S DUE DILIGENCE.

         Seller will afford Purchaser and its representatives full access during normal business hours on reasonable notice to all of its plants, offices, properties and records, including such access as may be necessary to allow Purchaser at its expense to make an audit or otherwise attempt to satisfy itself that the representations and warranties contained in this Agreement are correct and complete and that the conditions and covenants contained in this Agreement have been satisfied or complied with. Seller will furnish documents and all such other information concerning its properties and business as Purchaser may reasonably request; provided, however, that any investigation or inquiry made by Purchaser, or knowledge obtained thereby, shall not in any way limit or otherwise affect the representations and warranties contained in this Agreement or their survival after the Closing.

         7.10 GOOD STANDING CERTIFICATES.

         Seller will, as soon as possible following the execution of this Agreement, furnish Purchaser with certificates of good standing from the appropriate agencies certifying that Seller is in good standing in the jurisdiction of its incorporation and in each of the following jurisdictions:
California, Oregon, Virginia and Washington.

         7.11 MAINTENANCE OF SELLER'S REPRESENTATIONS AND WARRANTIES.

         Seller shall not take any action or omit to take any action within its control to the extent such action or omission might result in any of the representations or warranties contained in this Agreement being inaccurate or incomplete on and as of the Closing Date.

         7.12 INTENTIONALLY DELETED.

         7.13 NOTIFICATION OF CERTAIN MATTERS.

         To the extent known by Seller, Seller shall give prompt notice to Purchaser of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in Article 4 to be materially untrue or inaccurate at or prior to the Closing Date, (ii) any material failure of Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by Seller hereunder and (iii) any notice or other communication from any Person alleging that the consent or approval of such Person is or may be required in connection with the transactions contemplated by this Agreement. To the extent known by Purchaser, Purchaser shall give prompt notice to Seller of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in Article 5 to be untrue or inaccurate at or prior to the Closing Date, (ii) any material failure of Purchaser to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by Purchaser hereunder and (iii) any notice or other communication from any Person alleging that the consent or approval of such Person is or may be required in connection with the transactions contemplated by this Agreement. Except as otherwise specifically provided in this Agreement, the delivery of any notice pursuant to this Section shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, (ii) modify the conditions set forth in Section 8.2 and 8.3, or (iii) limit or otherwise affect, or be deemed a waiver of, the remedies available to the party receiving such notice under this Agreement prior to, on or after the Closing Date, including the right of any Indemnitee to claim Losses under Article 10 even if such Indemnitee obtained knowledge prior to the Closing Date of any fact, event, occurrence, non-occurrence, failure or breach giving rise to such Losses.

              ARTICLE 8. CLOSING DATE; CONDITIONS AND TRANSACTIONS

         8.1 CLOSING DATE AND PLACE.

         The consummation of the sale and purchase of the Business contemplated by this Agreement (the "Closing") will take place at the offices of Foley & Lardner LLP, 90 Park Avenue, New York, New York 10016, as soon as practicable after the last of the conditions set forth in Sections 8.2 and 8.3 have been satisfied or waived (other than any such conditions that can only be satisfied on the Closing Date), but in no event later than the fifth (5th) Business Day thereafter, or at such other date and time as may be mutually agreeable to the parties hereto (the "Closing Date"). Notwithstanding any later time of the Closing, the Closing shall be deemed completed at 12:01 a.m. Pacific Standard Time on the Closing Date. The parties hereto agree that the Closing may be effected by facsimile.

         8.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER.

         The obligations of Purchaser under this Agreement are subject to the fulfillment by Seller prior to or at the Closing of each of the following conditions, any one or more of which may be waived in writing by Purchaser:

               8.2.1 NO INJUNCTIVE PROCEEDINGS.

         No preliminary or permanent injunction or other order (including a temporary restraining order) of any Governmental Entity that prevents the consummation of the transactions that are the subject of this Agreement or prohibits Purchaser's ownership of the Business shall have been issued and remain in effect.

               8.2.2 REPRESENTATIONS AND WARRANTIES.

         All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date, except (i) for each of the representations and warranties of Seller contained herein that are limited by materiality that shall be true and correct in all respects as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and current on and as of such earlier date)), and (ii) that no representation or warranty of Seller shall be deemed to be untrue or incorrect by reason of any transaction that conforms to the requirements of Article 7 hereof or is otherwise contemplated by this Agreement.

               8.2.3 CONSENTS, ETC.

         All authorizations, consents or approvals designated with an asterisk (*) on SCHEDULE 4.2 OR SCHEDULE 4.11 shall have been obtained and be in full force and effect.

               8.2.4 PERFORMANCE OF AGREEMENTS, INSTRUMENTS OF TRANSFER.

         Seller shall have fully performed in all material respects all obligations, agreements, conditions and commitments required to be fulfilled by Seller pursuant to the terms hereof on or prior to the Closing Date.

               8.2.5 DELIVERIES.

         Delivery of each of the items to be delivered by or on behalf of Seller pursuant to Section 8.4.

               8.2.6 HSR CLEARANCE.

         Clearance shall have been received under the HSR Act.

         8.3 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER.

         The obligations of Seller under this Agreement are subject to the fulfillment by Purchaser prior to or at the Closing of each of the following conditions, any one or more of which may be waived in writing by Seller.

               8.3.1 NO INJUNCTIVE PROCEEDINGS.

         No preliminary or permanent injunction or other order (including a temporary restraining order) of any Governmental Entity that prevents the consummation of the transactions that are the subject of this Agreement or prohibits Purchaser's ownership of the Business shall have been issued and remain in effect.

               8.3.2 REPRESENTATIONS AND WARRANTIES.

         All representations and warranties of Purchaser contained in this Agreement shall be true and correct in all respects as of the Closing Date, except that no representation or warranty of Purchaser shall be deemed to be untrue or incorrect by reason of any transaction contemplated by this Agreement.

               8.3.3 PERFORMANCE OF AGREEMENTS, INSTRUMENTS OF TRANSFER.

         Purchaser shall have fully performed in all material respects all obligations, agreements, conditions and commitments required to be fulfilled by Purchaser on or prior to the Closing Date.

               8.3.4 DELIVERIES.

         Delivery of each of the items to be delivered by or on behalf of Purchaser pursuant to Section 8.5.

               8.3.5 HSR CLEARANCE.

         Clearance shall have been received under the HSR Act.

         8.4 DELIVERIES BY SELLER.

         At Closing, Seller shall deliver or cause to be delivered to Purchaser the following:

               8.4.1 COMPLIANCE CERTIFICATE.

         A certificate, dated the Closing Date, executed on Seller's behalf by its duly authorized representative, as to the fulfillment of the conditions set forth in Section 8.2 hereof.

               8.4.2 SECRETARY'S CERTIFICATE.

         A Certificate of the Secretary of Seller, dated the Closing Date, attaching and certifying as to Seller's Articles of Incorporation and the resolutions of Seller's Board of Directors authorizing and approving this Agreement and the consummation of the transaction contemplated hereby, and certifying as to the incumbency of each person executing (as a corporate officer or otherwise) any document executed by the Seller and delivered to Purchaser pursuant to this Agreement.

               8.4.3 BILL OF SALE.

         A Bill of Sale, Assignment and Assumption Agreement ("Bill of Sale"), duly executed by Seller in the form attached hereto as EXHIBIT D, pursuant to which Seller is transferring and assigning to Purchaser all right, title and interest of Seller in and to the Purchased Assets free and clear of Liens, other than Permitted Liens, and Purchaser is assuming the Assumed Liabilities.

               8.4.4 ASSIGNMENTS.

         An Assignment of Loans (the "Assignment Agreement") in the form attached hereto as EXHIBIT E, pursuant to which Seller is assigning to Purchaser and Purchaser is assuming the Assumed Loans, free and clear of all Liens except Permitted Liens, together with such documentation, including allonges, as is reasonably necessary to assign, transfer, convey and deliver all of the loan documents related to or otherwise evidencing or securing the Assumed Loans, provided that contractual restrictions shall not be deemed Liens for purposes of this Section 8.4.4.

               8.4.5 GUARANTY.

         A guaranty, in form and substance substantially as set forth in EXHIBIT F, by Tyco International Group S.A., a Luxembourg company, of all of the obligations of Seller hereunder, under the Non-Competition Agreement and under each Ancillary Agreement to which Seller is a party (the "Guaranty").

               8.4.6 NON-COMPETITION AGREEMENT.

         The Non-Competition Agreement duly executed by all parties thereto (other than Purchaser).

               8.4.7 OPINION.

         An opinion of Foley & Lardner LLP, counsel to Seller, substantially in the form attached as EXHIBIT G.

               8.5 DELIVERIES BY PURCHASER.

         At Closing, Purchaser shall deliver or cause to be delivered to Seller the following:

               8.5.1 COMPLIANCE CERTIFICATE.

         A certificate, dated the Closing Date, executed on Seller's behalf by its President or a Vice President, as to the fulfillment of the conditions set forth in Section 8.3 hereof.

               8.5.2 SECRETARY'S CERTIFICATE.

         A Certificate of the Secretary of Purchaser, attaching a copy of and certifying as to Purchaser's Articles of Incorporation and the resolutions of Purchaser's Board of Directors authorizing and approving this Agreement and the consummation of the transaction contemplated hereby, and certifying as to the incumbency of each person executing (as a corporate officer or otherwise) any document executed by the Purchaser and delivered to Seller pursuant to this Agreement.

               8.5.3 PAYMENT.

         The Base Purchase Price, as adjusted pursuant to Section 2.4.

               8.5.4 BILL OF SALE.

         A counterpart to the Bill of Sale duly executed by Purchaser.

               8.5.5 ASSIGNMENT AGREEMENT

         A counterpart to the Assignment Agreement duly executed by Purchaser.


                             ARTICLE 9. TERMINATION

               9.1 TERMINATION OF THIS AGREEMENT.

This Agreement may be terminated at any time prior to the Closing without any liability of either party to the other:

               (i) by the mutual agreement of Seller and Purchaser; provided, that such termination is set forth in writing executed by both parties;

               (ii) by Purchaser, if any of the conditions specified in SECTION
8.2 hereof shall not have been met by the earlier of five (5) Business Days after receipt of Clearance under the HSR Act or October 30, 2004, and shall not have been waived in writing by Purchaser;

               (iii) by Seller, if any of the conditions set forth in SECTION
8.3 hereof shall not have been met by the earlier of five (5) Business Days after receipt of Clearance under the HSR Act or October 30, 2004, and shall not have been waived in writing by Seller; or

               (iv) by Purchaser if, prior to Closing, (x) the leased premises occupied by Seller at 96 Corporate Drive, Suite 300, Irvine, California, (A) are destroyed or suffers damage, (B) suffer a condemnation or other taking by any Governmental Entity occurs, or (C) are affected by a force majeure event, (y) any such damage, condemnation or force majeure event results in the Business no longer being able to provide central station monitoring services for all or substantially all of the accounts under the Assumed Alarm Contracts, and (z) the resumption of such services are not accomplished prior to the expiration of seven (7) continuous days after the date such damage, destruction, condemnation or force majeure event occurred (and in the event the expiration of such seven
(7) day period would be on a date later than the Closing Date, the Closing Date shall be extended for the remainder of such seven (7) day period); provided that Purchaser shall have no right to terminate if resumption of such services are accomplished prior to expiration of the seven (7) day period.

                          ARTICLE 10. INDEMNIFICATION

         10.1 INDEMNIFICATION BY SELLER.

         Subject to the limits set forth in this Article 10, Seller agrees to indemnify, defend and hold Purchaser and each of Purchaser's current and future Subsidiaries and other Affiliates and the respective officers, directors, employees, attorneys, agents, partners, members, stockholders, successors and assigns of all of the foregoing (Purchaser and such Persons are collectively hereinafter referred to as "Purchaser's Indemnified Persons"), harmless from, against and with respect to any and all loss, claim, liability, obligation, damage, assessment, Order, settlement or deficiency (including interest, penalties, and reasonable costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand, including reasonable attorneys' and accountants' fees, but excluding lost profits, lost opportunities, consequential, punitive, treble or other special damages regardless of the legal theory) (collectively "Losses") that Purchaser's Indemnified Persons may suffer, sustain, incur or become subject to, arising out of or due to: (a) any breach of or inaccuracy in any representation or warranty of Seller in this Agreement or the Ancillary Agreements (this Agreement and the Ancillary Agreements, together, the "Seller Agreements"); (b) any failure by Seller to perform or observe, or to have performed or observed, in full, any covenant, undertaking or agreement to be performed or observed by Seller under any Seller Agreement; or (c) any Excluded Liability.

         10.2 INDEMNIFICATION BY PURCHASER.

         Subject to the limits set forth in this Article 10, Purchaser agrees to indemnify, defend and hold Seller and each of Seller's current and future Subsidiaries and other Affiliates and the respective officers, directors, employees, attorneys, agents, partners, members, successors and assigns of all of the foregoing (Seller and such Persons are collectively hereinafter referred to as "Seller's Indemnified Persons"), harmless from, against and with respect to any and all Losses that Seller's Indemnified Persons may suffer, sustain, incur or become subject to, arising out of or due to: (a) any breach of or inaccuracy in any representation or warranty of Purchaser in this Agreement or the Ancillary Agreements (this Agreement and the Ancillary Agreements, together the "Purchaser Agreements"); (b) any failure by Purchaser to perform or observe, or to have performed or observed, in full, any covenant, undertaking or agreement to be performed or observed by Purchaser under any Purchaser Agreement; or (c) any Assumed Liability.

         10.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; DEDUCTIBLE.

         (a) Except as otherwise provided in this Section 10.3, the several representations and warranties of the parties contained in the Seller Agreements, as to the Seller, and in the Purchaser Agreements, as to the Purchaser, and an indemnified Person's right to make a claim for indemnification in accordance with this Article 10 respecting the inaccuracy or breach of any such representations or warranties shall survive the Closing Date and shall remain in full force and effect thereafter for a period of twenty (20) months after the Closing Date and shall be effective with respect to any inaccuracy therein or breach thereof, notice of which shall have been duly given within such twenty (20) month period in accordance with Section 10.4 hereof after which twenty (20) month period they shall terminate and be of no further force or effect. Notwithstanding the foregoing, Purchaser's Indemnified Person may give notice of, make a claim relating to, and shall be indemnified in connection with: (i) the breach of the representations and warranties contained in Sections
4.5 (but only to the extent applicable to ERISA Liabilities) and 4.6, at any time prior to sixty (60) days after the expiration of the applicable statute of limitations; (ii) the breach of the representations and warranties contained in
Section 4.14 or any representations and warranties otherwise relating to the matters described in Sections 4.14 at any time prior to sixty (60) months after the Closing Date, and (iii) any breach of the representations and warranties contained in Section 4.12 and Section 4.13(a) (but excluding the last sentence of Section 4.13(a)) at any time. Notwithstanding anything contained in this
Section 10.3 to the contrary, the covenants of the parties contained in this Agreement and in all of the other Seller Agreements and Purchaser Agreements shall survive the Closing Date in accordance with their respective terms.

         (b) Anything to the contrary contained herein notwithstanding, no Indemnified Person shall be entitled to any indemnification for Losses under
Section 10.1(a) or for Losses under Section 10.2(a), as the case may be, unless and until the cumulative amount of all such respective Losses exceeds $250,000 (the "Basket Amount"), and then only with respect to the excess over the Basket Amount; provided however that the Basket Amount shall not apply to any claim for indemnification that arises out of or relates to the representations and warranties contained in Sections 4.6, 4.14, 4.26 or 5.4. Notwithstanding the foregoing, the Purchaser Indemnified Parties shall be entitled to indemnification for Losses under Section 10.1 that arise out of or relate to any breach of or inaccuracy in any representation or warranty of Seller contained in any of the Seller Agreements that Seller had Knowledge of prior to Closing ("Knowledge Losses") if the amount of all Knowledge Losses exceed $125,000, provided that only the amount of Knowledge Losses less the amount paid Purchaser Indemnified Parties in respect of Knowledge Losses that would not have been paid but for this sentence shall be considered for purposes of the first sentence of this Section 10.3(b) in determining whether the cumulative amount of all Losses exceed the Basket Amount.

         (c) Notwithstanding anything to the contrary set forth in this Agreement, Seller shall not be liable hereunder to the Purchaser Indemnified Parties for Losses to the extent that the amount of Losses paid to the Purchaser Indemnified Parties in the aggregate exceeds $10,000,000 (the "Cap"); provided however, that the Cap shall not apply to Losses in connection with the following items:

               (i) any fraud in the inducement by Seller, provided that, for purposes of this Agreement, breaches of representations or warranties shall not be alleged as or give rise to a claim of fraud in the inducement;

               (ii) any indemnification relating to any representations and warranties in any of the Seller Agreements pertaining to title to assets, authority to consummate the transactions contemplated hereby, Tax matters, ERISA matters or environmental matters; or

               (iii) any indemnification arising under Section 10.1(b).

and provided further that in no event shall Seller be liable for Losses in an aggregate amount in excess of the Purchase Price.

         (d) Notwithstanding the foregoing, the provisions of Section 10.3(c) above shall not apply to any indemnification for claims arising under Section 6.9, Section 10.9 or to any adjustment to the Purchase Price under Article 2 above.

         10.4 INDEMNIFICATION PROCEDURE.

         (a) Within a reasonable period of time after the incurrence of any Loss by any of Purchaser's Indemnified Persons or Seller's Indemnified Persons, including any claim by a third party described in Section 10.5 hereof, which might give rise to indemnification hereunder, the party seeking indemnification (the "Indemnitee") shall deliver to the party from which indemnification is sought (the "Indemnitor") a certificate (the "Certificate"), which Certificate shall:

               (i) state that the Indemnitee has suffered, sustained, incurred or become subject to Losses for which such Indemnitee is entitled to indemnification pursuant to this Agreement;

               (ii) specify in reasonable detail each individual item of Loss included in the amount so stated, the date that the Indemnitee suffered, sustained, incurred or became subject to such item and the nature of the misrepresentation, breach of covenant or claim to which each such item is related and the computation of the amount (estimated if necessary) to which such Indemnitee claims to be entitled hereunder; and

               (iii) be delivered to the Indemnitor.

         (b) In the event that the Indemnitor shall object to the indemnification of an Indemnitee in respect of any claim or claims specified in any Certificate, the Indemnitor shall, within thirty (30) days after receipt by the Indemnitor of such Certificate, deliver to the Indemnitee a notice to such effect and the Indemnifying Party and the Indemnified Party shall, within the thirty (30) day period beginning on the date of receipt by the Indemnitee of such objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnitor shall have so objected. If the Indemnitor and the Indemnitee shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnitor and the Indemnitee shall promptly prepare and sign a memorandum setting forth such agreement. Should the Indemnitor and the Indemnitee be unable to agree as to any particular item or items or amount or amounts, then the Indemnitor and the Indemnitee shall submit such dispute to a court of competent jurisdiction. The party which receives a final judgment in such dispute shall be indemnified and held harmless for all reasonable attorneys' and consultant's fees or expenses by the other party.

         (c) Claims for Losses specified in any Certificate to which an Indemnitor shall not object in writing within thirty (30) days of receipt of such Certificate, claims for Losses covered by a memorandum of agreement of the nature described in Section 10.4(b) hereof, claims for Losses the validity and amount of which have been the subject of judicial determination as described in
Section 10.4(b) and claims for Losses the validity and amount of which shall have been the subject of a final judicial determination, or shall have been settled with the consent of the Indemnitor, as described in Section 10.5 hereof, are hereinafter referred to, collectively, as "Agreed Claims." Within ten (10) days of the determination of the amount of any Agreed Claims, the Indemnitor shall pay to the Indemnitee an amount equal to the Agreed Claim by wire transfer in immediately available funds to the bank account designated by the Indemnitee in a notice to the Indemnitee not less than two (2) Business Days prior to such payment.

         10.5 NOTICE AND OPPORTUNITY TO DEFEND.

If a claim by a third party is made against any Indemnitee and if such Indemnitee intends to seek indemnification with respect thereto under this
Article 10, then such Indemnitee will give the Indemnitor notice of such claim or the commencement of such action or proceeding within thirty (30) days of Indemnitee's becoming aware thereof (or such shorter period of time as is reasonably necessary) to defend a third party claim); provided, however, that delay or failure to so notify the Indemnitor shall only relieve the Indemnitor of its obligations to the extent, if at all, that it is prejudiced by reasons of such delay or failure. The Indemnitor shall have a period of thirty (30) days within which to respond thereto. If the Indemnitor accepts responsibility within such thirty (30)-day period, the Indemnitor shall be obligated to compromise or defend, at its own and reasonably satisfactory to the Indemnitee, such matter. If the Indemnitor does respond within such thirty (30)-day period and rejects responsibility for such matter in whole or in part, or does not respond, the Indemnitee shall be free to pursue, without prejudice to any of its rights hereunder, such remedies as may be available to the Indemnitee under applicable Legal Requirements at the Indemnitor's expense (subject, for the avoidance of doubt, to the limits set forth in this Article 10). The Indemnitee agrees to cooperate fully with the Indemnitor and its counsel in the defense against any such asserted liability. In any event, the Indemnitee shall have the right to participate in a non-controlling manner and at its own expense in the defense of such asserted liability. Any compromise of such asserted liability by the Indemnitor shall require the prior written consent of the Indemnitee and until such consent is obtained the Indemnitor shall continue the defense of such asserted liability. If, however, the Indemnitee refuses its consent to a bona fide offer of settlement containing a complete release of the Indemnitee from all Liability in connection with the underlying claim that the Indemnitor wishes to accept and such settlement offer does not require the Indemnitee to take any action or refrain from taking any action or otherwise restrict or limit in any way Purchaser's ability to operate the Business, the Indemnitee may continue to pursue such matter, free of any participation by the Indemnitor, at the sole expense of the Indemnitee. In such event, the obligation of the Indemnitor to the Indemnitee shall be equal to the lesser of (i) the amount of the offer of settlement which the Indemnitee refused to accept plus the costs and expenses of the Indemnitee prior to the date the Indemnitor notifies the Indemnitee of the offer of settlement; or (ii) the actual out-of-pocket amount the Indemnitee is obligated to pay as a result of the Indemnitee's continuing to pursue such matter. The Indemnitor shall be entitled to recover from the Indemnitee any additional expenses incurred by the Indemnitor as a result of the decision of the Indemnitee to pursue such matter. So long as the Indemnitor is reasonably contesting any such claim in good faith, the Indemnitee shall not pay or settle such claim without the Indemnitor's prior consent; provided that the Indemnitee may pay or settle such claim if it waives its right to indemnity therefor from the Indemnitor.

         10.6 REDUCTION FOR INSURANCE AND OTHER CLAIMS.

               (a) The amount which the Indemnitor is required to pay to, for, or on behalf of the Indemnitee pursuant to this Article 10 (an "Indemnity Payment") shall be reduced (including retroactively) by any net insurance proceeds actually recovered by or on behalf of the Indemnitee (i.e., net of any deductible amount actually paid by such Indemnitee) in respect of the related indemnifiable Loss (the "Indemnifiable Loss"). If the Indemnitee shall have received, or if the Indemnitor shall have paid on its behalf, an Indemnity Payment in respect of an Indemnifiable Loss and shall subsequently receive, directly or indirectly, net insurance proceeds (that duplicate in whole or in part, the Indemnity Payment) in respect of such Indemnifiable Loss, then the Indemnitee shall promptly pay to the Indemnitor the amount of such insurance proceeds, or, if less, the amount of the Indemnity Payment. The parties hereto agree that the foregoing shall not affect the subrogation rights of any insurance companies making payments hereunder.

               (b) Notwithstanding anything to the contrary contained in this
Article 10, if any Purchaser Indemnified Person is entitled to indemnification pursuant to any Contract, including any Assumed Loan Agreement, with respect to all or any portion of any Indemnifiable Loss under this Article 10, and such Purchaser Indemnified Person elects to pursue rights and remedies under any such Contract, then any payment of an Indemnifiable Loss under this Article 10 shall be net of any proceeds received by the Purchaser Indemnified Person under any such Contract respecting such Indemnifiable Loss.

               (c) Notwithstanding anything to the contrary contained in this
Article 10, no Purchaser Indemnified Person shall be entitled to make an indemnification claim for any Losses resulting from a breach of the representations and warranties contained in the last sentence of Section 4.13(a) unless the amount of such claim is greater than $15,000.

         10.7 LIMITATIONS OF REMEDIES.

Notwithstanding anything to the contrary set forth herein, other than with respect to claims based on fraud in the inducement or claims arising under the Non-Competition Agreement or under the Guaranty, the indemnification provisions set forth in this Article 10 shall constitute the sole and exclusive remedy of either party for any breach or inaccuracy of any representation or warranty or the non-fulfillment of any covenant, undertaking agreement or other obligation under this Agreement or any other matter within the scope of this Article 10 or otherwise relating to or arising out of the transactions contemplated hereby or the entry into this Agreement. Accordingly, other than with respect to claims based on fraud in the inducement or claims arising under the Non-Solicitation Agreement or under the Guaranty, each party hereby waives, from and after the Closing, to the fullest extent permitted by applicable Legal Requirements, any and all other rights, claims and causes of action it may have against each other party and its respective officers, directors, employees, agents and Affiliates based on a breach of such representations, warranties or covenants (including any right of rescission) or otherwise relating to or arising out of the transactions contemplated hereby or the entry into this Agreement. Notwithstanding any other provisions of the Agreement to the contrary, the provisions of this Article 10, including this Section 10.7, shall not apply to, exclude or limit the rights of any party to seek equitable and/or injunctive relief (except for recission) or any remedy for fraud in the inducement (except for recission and provided that no breaches of representations and/or warranties shall be alleged as or give rise to a claim of fraud in the inducement).

         10.8 SPECIAL PROVISIONS FOR ALARM CONTRACTS.

Notwithstanding any provision hereof to the contrary, Seller shall indemnify Purchaser in respect of a Loss (excluding any loss resulting from a failure to pay or other similar economic loss) incurred or suffered by Purchaser respecting any Assumed Liability under any Assumed Alarm Contract arising from personal or bodily injury, sickness, death, property damage or destruction, loss of use of property, vandalism or theft occurring prior to the Closing Date (an "Alarm Contract Loss") to the extent such Alarm Contract Loss exceeds $7,500; provided, however, that Seller shall have no obligation to indemnify Purchaser under this
Section 10.8 unless and to the extent the aggregate Alarm Contract Losses incurred by Purchaser exceed $150,000. Notwithstanding the foregoing, no Alarm Contract Loss less than $1,000 shall be subject to the provisions of this
Section 10.8. In all events, the provisions of Sections 10.3(a), 10.3(c), 10.4 and 10.5 shall apply to any Alarm Contract Loss as to which Seller indemnifies Purchaser.

         10.9 SPECIAL PROVISIONS REGARDING CO-LENDER OBLIGOR ACCOUNTS.

         (a) In the event of the Aggregate Account-Months during the period commencing on the first day of the Business' billing cycle ending in October 2004 and ending on the last day of the Business' billing cycle ending in February 2006 (such period, the "Guarantee Period") is less than the product of the Total Line Accounts multiplied by 17, Seller shall pay Purchaser, as a reduction of the Purchase Price, an amount (the "Guaranty Amount") equal to:

        $2,070,000 minus  [$2,070,000  x   Aggregate Account-Months]
                                           ------------------------
                                           Total Line Accounts X 17

     For purposes of this Section 10.9, (i) an "Account Month" is a calendar month (or equivalent monthly billing cycle) during the Guarantee Period in respect of which the Business issued an invoice to the Obligor under the Co-Lender Loan or any assignee thereof or successor-in-interest thereto (collectively, the "Obligated Dealer") for central station monitoring and related services provided to an end-user customer of the Obligated Dealer, as determined on a Line Account by Line Account basis (such services as provided to such a customer on behalf of the Obligated Dealer as determined on such basis, each a "Qualifying Service"), provided, however, that if the Qualifying Service for a Line Account of an end-user is terminated during the Guarantee Period, then neither the calendar month (or equivalent monthly billing cycle) during which such termination is effective nor any subsequent calendar month (or equivalent monthly billing cycle) shall be deemed an Account Month with respect to such Line Account; (ii) "Aggregate Account Months" is the sum of the respective number of Account Months for each line account of an end-user customer of the Obligated Dealer ("Line Account") and (iii) "Total Line Accounts" means the total number of active Line Accounts as of the Closing Date.

         By way of example, if the Business issued an invoice to the Obligated Dealer for Qualifying Service provided during the Guarantee Period to Line Accounts as follows:

                           Line Account A   17 months

                           Line Account B   16 months

                           Line Account C   12 months

                           Line Account D    2 months

     The Aggregate Account Months would be the sum of 17+16+12+2 = 47.

         (b) If at any time during the Guarantee Period the Obligated Dealer terminates all of its Qualifying Service with the Business (a "QS Termination"), then the Guaranty Amount shall be calculated on the assumption that no further Qualifying Service will be billed from and after the effective date of the QS Termination through the end of the Guarantee Period.

         (c) On or before thirty (30) days after the earlier of the end of the Guarantee Period or the effective date of the QS Termination, if any, Buyer shall deliver a statement to Seller (the "Account Statement") with supporting detail setting forth Buyer's proposed determination of any payment due under this Section 10.9. The Account Statement shall be prepared by Purchaser from the books of account of the Business and reflecting a determination of billings and accounts made on a basis consistent with past practice of the Business for the Qualifying Service. Upon reasonable advance notice and so long as it does not interfere with Purchaser's operations of the Business, Purchaser shall give representatives of Seller access to the books and records pertaining to the preparation of the Account Statement and billings for Qualifying Service and to the appropriate personnel of Purchaser for purposes of confirming the Account Statement. Purchaser shall make the work papers and back up materials used in preparing the Account Statement, the books and records of Purchaser related thereto and such additional information as Seller may reasonably request available to Seller and its accountants and other representatives at a location within the forty-eight contiguous United States designated by Seller at reasonable times and upon reasonable notice at any time during (i) the preparation by Purchaser of the Account Statement and (ii) after delivery to Seller of the Account Statement for purposes of Seller's review thereof.

         (d) Unless Seller notifies Purchaser in writing that it disagrees with the Account Statement within thirty (30) days after Seller's receipt thereof, the Account Statement shall be conclusive and binding on Purchaser and Seller. If Seller delivers notice to Purchaser of Seller's disagreement with the Account Statement within such thirty (30) day period identifying the particular matter(s) in dispute, then Purchaser and Seller shall attempt in good faith to resolve their differences with respect thereto within thirty (30) days after Purchaser's receipt of Seller's notice of disagreement. Any dispute regarding the Account Statement not resolved by Purchaser and Seller within such thirty
(30) -day period will be resolved by the Arbiter, whose role shall be limited to determining the specific matter(s) in dispute (as identified in Seller's notice if not sooner resolved). The determination by the Arbiter of the Account Statement and the corresponding Guaranty Amount, if any, due under this Section
10.9 shall be conclusive and binding upon the parties absent fraud or patent mistake on the part of the Arbiter. The fees and expenses of the Arbiter in acting under this Section 10.9 shall be shared equally by Purchaser and Seller.

         (e) Notwithstanding any provision of this Section 10.9 to the contrary, no payment shall be due by Seller hereunder unless the Guaranty Amount otherwise payable pursuant to Section 10.9(a) exceeds Five Hundred Seventy Five Thousand Dollars ($575,000). However, the foregoing is merely a threshold to determine if any amount is due; and, therefore, if the threshold is exceeded then the entire Guaranty Amount shall be due and payable on a first dollar basis. No payment shall be due hereunder if the Guaranty Amount is a negative number.

         (f) Any Guaranty Amount payable pursuant to this Section 10.9 shall be made by the Seller not more than five (5) Business Days following the final determination of the Account Statement pursuant to Section 10.9(c) hereof and the amount of any such payment shall bear interest from the earlier of February 28, 2006 or the effective date of the QS Termination, if any, to the date of payment at the simple interest rate of six percent (6%).

                           ARTICLE 11. MISCELLANEOUS

         11.1 EXPENSES.

Except as otherwise set forth in this Agreement, each of the parties hereto shall pay its own expenses and costs incurred or to be incurred by it in negotiating, closing and carrying out this Agreement.

         11.2 NOTICES.

All notices, requests, approvals, demands, claims and other communications required or permitted to be given under this Agreement (for the purposes of this Section only, individually and collectively, "Notices") shall be in writing and shall be served personally, or sent by a national overnight delivery or courier company, and addressed as follows:

                  If to Seller at:
                  ----------------

                  National Alarm Computer Center, Inc.
                  c/o Tyco Fire & Security
                  One Town Center Road
                  Boca Raton, FL  33486
                  Attention:        General Counsel
                  Facsimile:        561 892 4632
                  Telephone:        561 988 3806

                  with a copy (which shall not constitute notice) to:

                  Matthew Rogers
                  Vice President, Tyco Fire & Security
                  One Town Center Road
                  Boca Raton, FL  33486
                  Facsimile:        562-988-3673
                  Telephone:        561 998-7057

                  and to:
                  ------

                  Steven B. Chameides, Esq.
                  Foley & Lardner LLP
                  3000 K Street, N.W.
                  Washington, D.C. 20007
                  Facsimile:        202 672-5399
                  Telephone:        202 672-5372

                  If to Purchaser at:
                  -------------------

                  Integrated Alarm Security Group Inc.
                  99 Pine Street
                  Albany, NY  12207
                  Attention:        Timothy M. McGinn, CEO
                  Facsimile:        518 426-0953
                  Telephone:        518 426-1515

                  with a copy (which shall not constitute notice) to:

                  Jones, Kaufman & Ackerman LLP
                  10960 Wilshire Blvd., Suite 1225
                  Los Angeles, CA  90024-3703
                  Attention:        Donald H. Jones, Esq.
                  Facsimile:        310 477-8768
                  Telephone:        310 231-6639

Any such Notices shall be deemed delivered upon delivery or refusal to accept delivery as indicated in writing by the person attempting to make personal service or by written confirmation of delivery from the overnight delivery company. Any party to whom Notices are to be sent pursuant to this Agreement may from time to time change its address for future communication hereunder by giving Notice in the manner prescribed herein to all other Persons named in this Section, provided that the address change shall not be effective until five (5) business days after the Notice of change has been given.

         11.3 ENTIRE AGREEMENT.

Except for the Ancillary Agreements (including the Guaranty), this Agreement (including the attached schedules and exhibits) sets forth the entire agreement between the parties hereto with respect to the transactions contemplated herein, supersedes and replaces any prior understanding, agreement or statement of intent with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein or in the Ancillary Agreements. Purchaser acknowledges that it has conducted its own independent review and analysis of the Business and that it has been provided access to the records, properties, and personnel thereof for this purpose. In entering into this Agreement, Purchaser has relied solely on its own investigation and analysis and the representations and warranties set forth in this Agreement and the Ancillary Agreements and acknowledges that neither Seller nor any of its Affiliates makes any representation or warranty, either express or implied, as to the accuracy or completeness of (and agrees that none of Seller and its Affiliates shall have any liability or responsibility to it in respect of) any of the information provided or made available to Purchaser or its agents or representatives, except as and only to the extent expressly provided for in this Agreement or in the Ancillary Agreements.

         11.4 NO STRICT CONSTRUCTION.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event of any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

         11.5 HEADINGS; CERTAIN INTERPRETATIONS.

The headings contained in this Agreement and in the schedules hereto are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Except as otherwise expressly provided in this Agreement: (i) any reference in this Agreement to any agreement, document or instrument includes all permitted supplements and amendments; (ii) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (iii) the words "include," "included" and "including" are not limiting; and (iv) a reference to a person or entity includes its permitted successors and assigns.

         11.6 BINDING EFFECT; SUCCESSORS; ASSIGNMENT.

This Agreement shall be binding upon the respective successors and permitted assigns of the parties hereto. The rights and obligations provided by this Agreement shall not be assignable by any party without the consent of the other, provided however that Purchaser or Seller (without discharge of any of their respective obligations hereunder) may assign all or part of this Agreement to one or more of their respective Affiliates to a Subsidiary or an Affiliate.

         11.7 GOVERNING LAW.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of New York applicable to contracts made in that state, without giving effect to the conflict of laws principles thereof. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York County, New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

         11.8 WAIVER OF JURY TRIAL.

SELLER AND PURCHASER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         11.9 BREACH.

The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

         11.10 FAILURE TO CLOSE.

If for any reason this Agreement is terminated prior to the Closing, Purchaser shall return to Seller all documents and other information, including all originals and all copies thereof, theretofore delivered to Purchaser by Seller. Purchaser shall not retain copies of any such documents or other information, and that certain Confidentiality Agreement, dated as of February 27, 2004 between Tyco International US, Inc. and Purchaser shall remain in full force and effect.

         11.11 NO THIRD PARTY RIGHTS.

Other than as set forth in Sections 10.1 and 10.2 hereof, this Agreement is not intended and shall not be construed to create any rights in any parties other than Seller and Purchaser and no person shall have any rights as a third-party beneficiary hereunder.

         11.12 WAIVER OF BULK SALES LAWS.

The parties hereto waive compliance with the provisions of any applicable bulk sales laws.

         11.13 AMENDMENT; WAIVER.

No amendment, supplement, modification, waiver or termination of this Agreement shall be implied or be binding (including any alleged waiver based on a party's knowledge of any inaccuracy or incompleteness in any representation or any breach of any warranty or covenant contained herein) unless in writing and signed by the party against which such amendment, supplement, modification, waiver or termination is asserted. No waiver of a provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly therein provided.

         11.14 SEVERABILITY.

Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         11.15 INCORPORATION OF SCHEDULES AND EXHIBITS.

The schedules and exhibits hereto are incorporated into this Agreement and shall be deemed a part hereof as if set forth herein in full. References herein to "this Agreement" and the words "herein," "hereof" and words of similar import refer to this Agreement (including its schedules and exhibits as an entirety). In the event of any conflict between the provisions of this Agreement and any such Schedule or exhibit, the provisions of this Agreement shall control.

         11.16 FURTHER ASSURANCES.

Each party agrees that it will execute and deliver, or cause to be executed and delivered, at and after the Closing Date, all such other instruments and will take all reasonable actions as may be necessary to transfer and convey the Purchased Assets to Purchaser, on the terms herein contained, and to consummate the transactions herein contained to effectuate the provisions and purposes hereof. Without limiting the generality of the foregoing, Seller shall prior to
Closing: (i) take appropriate actions within its power and authority to correct and/or complete existing or omitted instruments and other documents in connection with the Assumed Loans as may be reasonably requested by Purchaser, including (x) filing UCC statements and amendments, (y) correcting, completing, amending or executing instruments and documents delivered or customarily delivered in connection with the Assumed Loans, and (z) procuring the filing of UCC-3 termination statements in respect of any purported security interests of Monitronics International Inc. in or to assets of Premier Security Services;
(ii) procure the forbearance and/or subordination by ADT Security Services Inc. of any rights against any obligor under the Assumed Loans having priority over those of Seller under the Assumed Loans; and (iii) procure the filing of UCC-3 termination statements in respect of any purported security interests of FSS Security and Securion Protection Network in or to assets of Space City Alarms and John McCreary.

         11.17 NON-CONFIDENTIALITY.

Notwithstanding anything contained in this Agreement or in any other document, agreement or understanding relating to the transactions contemplated by this Agreement, each party (and each employee, representative, or other agent of such party) is authorized to disclose to any and all Persons, beginning immediately upon commencement of discussions regarding the transactions contemplated by this Agreement, and without limitation of any kind, the tax treatment and tax structure of such transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to such party (or any employee, representative, or other agent of such party) relating to such tax treatment and tax structure. For purposes of this authorization, the "tax treatment" of a transaction means the purported or claimed U.S. federal and state income tax treatment of the transaction, and the "tax structure" of a transaction means any fact that may be relevant to understanding the purported or claimed U.S. federal and state income tax treatment of the transaction. None of the parties to the transactions contemplated by this Agreement provides tax advice, and each party should consult its own advisors regarding its participation in the transactions contemplated by this Agreement.

         11.18 COUNTERPARTS; FACSIMILE SIGNATURES.

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed by the exchange of facsimile signatures to identical counterparts with the same effect as if executed on the same instrument; provided, however, originally signed counterparts shall be exchanged and delivered among the parties within five (5) Business Days after the date of execution by the parties by facsimile.

                           ARTICLE 12. DEFINED TERMS

         12.1 DEFINITIONS.

The following definitions of terms used in this Agreement are in addition to any other terms which are defined in this Agreement:

               (a) "Affiliated Entity" means, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

               (b) "Affiliated Parties" means, with respect to a Person, all of its shareholders, officers, members, managers, directors, trustees, employees, advisors, representatives, attorneys, agents and accountants when acting in such capacity.

               (c) "Affiliates" collectively means, with respect to a Person, its Affiliated Parties and Affiliated Entities.

               (d) "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan.

               (e) "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

               (f) "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

               (g) "Governmental Entity" means any government or any agency, bureau, commission, court, authority, department, official, political subdivision, administrative body, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

               (h) "Legal Proceeding" means any judicial, administrative or arbitral actions, suits, proceedings (public or private), claims or governmental proceedings.

               (i) "Legal Requirement" means any law, rule, regulation, Order or ordinance of any Governmental Entity, including Environmental, Health and Safety Requirements, all of the foregoing as now or hereafter in effect through the Closing Date.

               (j) "Liability" or "Liabilities" means any commitments, liabilities, obligations (including Contract and capitalized lease obligations), indebtedness, accounts payable and accrued expenses (whether any of the foregoing are known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability or obligation for Taxes.

               (k) "Liens" means any mortgage, deed of trust, pledge, lien, security interest, encumbrance, charge, assessment, conditional sales agreement, occupancy agreement, restriction on transfer (including under any agreement with or among any _shareholders), option, easement, claim or any other restriction or limitation whatsoever respecting property of any Person or respecting any Contract or any Intellectual Property.

               (l) "Material Adverse Effect" or "Material Adverse Change" means, with respect to the Business and the Purchased Assets, any material adverse effect or material adverse change, either individually or in the aggregate, in the financial condition, business, properties, results of operations, assets, liabilities, net worth or operations of the Business and/or the Purchased Assets or on the ability of Seller to consummate the transactions contemplated hereby, or any event or condition that would, with the passage of time, constitute any of the foregoing, excluding, in each case, any change, effect or circumstance that results from or relates to (i) changes in (A) United States or global economic conditions that do not disproportionately impact the Purchased Assets or the Business, (B) the industry in which the Business is operated which does not disproportionately impact the Purchased Assets or the Business or (C) laws or accounting standards, principles or interpretations of general application that do not disproportionately impact the Purchased Assets or the Business, (ii) the announcement of this Agreement or consummation of the transactions contemplated hereby or (iii) the announcement by Purchaser of its plans or intentions with respect to the conduct of the Business.

               (m) "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

               (n) "Ordinary Course of Business" means the usual and ordinary course of business consistent with past custom and practice.

               (o) "Person" means an individual, a partnership, a limited liability company or partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a Governmental Entity or any other form of entity or company.

               (p) "Subsidiary" means any corporation, limited liability company or other entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or other voting interests or otherwise has the power to vote or direct the voting of sufficient securities to elect a majority of the directors, managers or other Persons controlling the activities of the entity.

               (q) "To the Knowledge of Seller" or other term of similar import means the actual knowledge of the following directors, officers, senior managers and key employees of Seller: Steve Baker, David Wooldridge, and Zirc Burford, after reasonable consultation with and inquiry of all employees or agents of Seller who could reasonably be expected to have knowledge or information with respect to the matter in question.

         12.2 OTHER DEFINITIONS.

In addition to the foregoing, the following terms shall have the respective meanings assigned thereto in the Sections indicated below:


                    TERM                          SECTION
     -------------------------------------      ------------
     Account Contracts                          1.2(i)
     -------------------------------------      ------------
     Account Lists                              4.9(a)
     -------------------------------------      ------------
     Accounts Receivable                        1.1(i)
     -------------------------------------      ------------
     Account Statement                          10.9
     -------------------------------------      ------------
     Agreed Claims                              10.4(c)
     -------------------------------------      ------------
     Agreement                                  Preamble
     -------------------------------------      ------------
     Agreement Date                             Preamble
     -------------------------------------      ------------
     Alarm Contract Loss                        10.8
     -------------------------------------      ------------

               TERM                                   SECTION
     -------------------------------------           ------------
     ADT                                             1.4
     -------------------------------------           ------------
     AMD Account Agreement                           3.1(f)
     -------------------------------------           ------------
     Ancillary Agreements                            4.12
     -------------------------------------           ------------
     Arbiter                                         2.5.1
     -------------------------------------           ------------
     Assigned Rights                                 1.2
     -------------------------------------           ------------
     Assigned Supply Contracts                       1.2(e)
     -------------------------------------           ------------
     Assignment Agreement                            8.4.4
     -------------------------------------           ------------
     Assumed Alarm Contracts                         1.1(e)
     -------------------------------------           ------------
     Assumed Liabilities                             3.1
     -------------------------------------           ------------
     Assumed Loans                                   1.1(f)
     -------------------------------------           ------------
     Audited Balance Sheet Date                      4.3
     -------------------------------------           ------------
     Audited Balance Sheets                          4.3
     -------------------------------------           ------------
     Balance Sheet Liabilities                       3.1(a)
     -------------------------------------           ------------
     Base Purchase Price                             2.1.1
     -------------------------------------           ------------
     Baseline Net Working Capital                    2.3.2
     -------------------------------------           ------------
     Basket Amount                                   10.3
     -------------------------------------           ------------
     Bill of Sale                                    8.4.3
     -------------------------------------           ------------
     Books and Records                               1.1(c)
     -------------------------------------           ------------
     Business                                        Recitals
     -------------------------------------           ------------
     Business Day                                    2.5.2
     -------------------------------------           ------------
     Cap                                             10.3
     -------------------------------------           ------------
     Cash Equivalents                                1.3(d)
     -------------------------------------           ------------
     Certificate                                     10.4(a)
     -------------------------------------           ------------
     Closing                                         8.1
     -------------------------------------           ------------
     Closing Date                                    8.1
     -------------------------------------           ------------
     Closing Loan Balances                           2.6.1
     -------------------------------------           ------------
     Closing Net Working Capital                     2.3.2
     -------------------------------------           ------------
     Co-Lender Loan                                  2.6.1
     -------------------------------------           ------------
     Co-Lender Loan Balance                          2.6.1
     -------------------------------------           ------------
     Co-Lender Loan Default Notice                   6.9
     -------------------------------------           ------------
     COBRA                                           6.1.6
     -------------------------------------           ------------
     Code                                            4.6(a)(iii)
     -------------------------------------           ------------
     Contracts                                       1.2(k)
     -------------------------------------           ------------
     Dealer Contracts                                1.1(e)
     -------------------------------------           ------------
     Direct Loan Balance                             2.6.1
     -------------------------------------           ------------
     Direct Loans                                    2.6.1
     -------------------------------------           ------------
     Environmental, Health and Safety                4.14(a)
     Requirements
     -------------------------------------           ------------
     Equipment                                       1.1(g)
     -------------------------------------           ------------
     ERISA                                           3.2(g)
     -------------------------------------           ------------
     Excluded Assets                                 1.3
     -------------------------------------           ------------
     Excluded Contracts                              1.3(d)
     -------------------------------------           ------------
     Excluded Liabilities                            3.2
     -------------------------------------           ------------
     Excluded Records                                1.3(k)
     -------------------------------------           ------------

     -------------------------------------            ----------
               TERM                                     SECTION
     -------------------------------------            ----------
     Final Allocation Schedule                        6.5.3
     -------------------------------------            ----------
     Final Closing Statement                          2.5
     -------------------------------------            ----------
     Financial Statements                             4.3
     -------------------------------------            ----------
     GAAP                                             2.6.2
     -------------------------------------            ----------
     Guaranty                                         8.4.5
     -------------------------------------            ----------
     Guaranty Amount                                  10.9
     -------------------------------------            ----------
     Guarantee Period                                 10.9
     -------------------------------------            ----------
     HSR Act                                          4.11
     -------------------------------------            ----------
     Indemnifiable Loss                               10.6(a)
     -------------------------------------            ----------
     Indemnitee                                       10.4(a)
     -------------------------------------            ----------
     Indemnitor                                       10.4(a)
     -------------------------------------            ----------
     Indemnity Payment                                10.6(a)
     -------------------------------------            ----------
     Intellectual Property                            1.1(a)
     -------------------------------------            ----------
     Inventory                                        1.1(b)
     -------------------------------------            ----------
     Knowledge Losses                                 10.3(b)
     -------------------------------------            ----------
     Legal Requirement(s)                             4.5(b)
     -------------------------------------            ----------
     Licenses and Permits                             1.2(a)
     -------------------------------------            ----------
     Line Accounts                                    10.9
     -------------------------------------            ----------
     Loan Adjustments                                 2.3.1
     -------------------------------------            ----------
     Losses                                           10.1
     -------------------------------------            ----------
     Net Working Capital                              2.6.2
     -------------------------------------            ----------
     Non-Competition Agreement                        6.7
     -------------------------------------            ----------
     Obligated Dealer                                 10.9
     -------------------------------------            ----------
     Permitted Liens                                  4.13
     -------------------------------------            -----------
     Personal Property Leases                         1.2(b)
     -------------------------------------            -----------
     Property                                         4.8(a)
     -------------------------------------            -----------
     Provisional Adjustment                           2.4
     -------------------------------------            -----------
     Purchase Price                                   2.1.1
     -------------------------------------            -----------
     Purchased Assets                                 1.1
     -------------------------------------            -----------
     Purchaser                                        Preamble
     -------------------------------------            -----------
     Purchaser Agreements                             10.2
     -------------------------------------            -----------
     Purchaser's Indemnified Persons                  10.1
     -------------------------------------            -----------
     QS Termination                                   10.9
     -------------------------------------            -----------
     Qualifying Service                               10.9
     -------------------------------------            -----------
     Real Property Lease                              1.2(c)
     -------------------------------------            -----------
     Retail Contracts                                 1.1(e)
     -------------------------------------            -----------
     Seller                                           Preamble
     -------------------------------------            -----------
     Seller Agreements                                10.1
     -------------------------------------            -----------
     Seller Intellectual Property                     4.10
     -------------------------------------            -----------
     Seller's Closing Statement                       2.4
     -------------------------------------            -----------
     Seller's Indemnified Persons                     10.2
     -------------------------------------            -----------
     Seller's Names                                   1.1(d)
     -------------------------------------            -----------
     Successor Liability Taxes                        4.6(b)
     -------------------------------------            -----------

     -------------------------------------            --------------
               TERM                                       SECTION
     -------------------------------------            --------------
     Tax                                              4.6(a)(i)
     -------------------------------------            -------------
     Tax Returns                                      4.6(a)(ii)
     -------------------------------------            -------------
     Taxes                                            4.6(a)(i)
     -------------------------------------            -------------
     Telephone Equipment                              1.1(h)
     -------------------------------------            -------------
     Third-Party Software                             1.2(g)
     -------------------------------------            -------------
     Transfer Taxes                                   2.7
     -------------------------------------            -------------
     Transferred Employees                            6.1
     -------------------------------------            -------------
     Unaudited Balance Sheet                          4.3
     -------------------------------------            -------------
     Unaudited Balance Sheet Date                     4.3.
     -------------------------------------            -------------
     Unfilled Purchase Orders                         1.2(f)
     -------------------------------------            -------------
     WARN Act                                         3.1(b)
     -------------------------------------            -------------
     Working Capital Adjustment                       2.3.2
     -------------------------------------            -------------

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, Seller and Purchaser have duly executed and delivered this Asset Purchase Agreement as of the Agreement Date.



                                SELLER:
                                National Alarm Computer Center, Inc.

                                By:    ____________________________

                                       ____________________________
                                Title: Attorney-in-fact

                                PURCHASER
                                Integrated Alarm Services Group, Inc.

                                By:    ____________________________
                                       Timothy M. McGinn
                                Title: Chairman